UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

HANGER ORTHOPEDIC GROUP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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HANGER ORTHOPEDIC GROUP, INC.
Two Bethesda Metro Center
Suite 1200
Bethesda, Maryland 20814

April 10, 2007

Dear Stockholder:

We are pleased to invite you to attend our Annual Meeting of Stockholders. It will be held on Thursday, May 10, 2007, at 10:00 a.m. local time, at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland. The primary business of the meeting will be to:

•	elect nine directors;

•	approve an amendment to our 2002 Stock Incentive Plan to include annual variable compensation payments; and

•	approve an amendment to our 2003 Non-Employee Directors’ Stock Incentive Plan to provide for the deferral of income related to stock-based compensation for company directors.

A Notice of the Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your proxy electronically by the Internet or telephone, or sign and date the enclosed proxy card and mail it promptly in the return-addressed, postage-prepaid envelope provided for your convenience.

Sincerely,

Ivan R. Sabel
Chairman of the Board
  and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE, INTERNET OR MAIL. IT IS THE BOARD’S RECOMMENDATION THAT SHAREHOLDERS VOTE FOR THE PERSONS IT HAS NOMINATED TO SERVE AS DIRECTORS AND FOR THE PROPOSED AMENDMENTS TO THE 2002 STOCK INCENTIVE PLAN AND THE 2003 NON-EMPLOYEE DIRECTORS’ STOCK INCENTIVE PLAN.

HANGER ORTHOPEDIC GROUP, INC.
Two Bethesda Metro Center
Suite 1200
Bethesda, Maryland 20814

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

Notice is hereby given that the Annual Meeting of Stockholders of Hanger Orthopedic Group, Inc., a Delaware corporation (“Hanger” or the “Company”), will be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland on Thursday, May 10, 2007, at 10:00 a.m. local time, for the following purposes:

1. to elect nine persons to serve as directors of the Company for the ensuing year;

2. to approve an amendment to our 2002 Stock Incentive Plan to include annual variable compensation payments;

3. to approve an amendment to our 2003 Non-Employee Directors’ Stock Incentive Plan to provide for the deferral of income related to stock-based compensation for Company directors; and

4. to transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 22, 2007, are entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

George E. McHenry
Chief Financial Officer and Corporate Secretary
April 10, 2007

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM FOR THE MEETING. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

HANGER ORTHOPEDIC GROUP, INC.
Two Bethesda Metro Center
Suite 1200
Bethesda, Maryland 20814

PROXY STATEMENT

GENERAL

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hanger Orthopedic Group, Inc., a Delaware corporation (“Hanger” or the “Company”), of proxies of stockholders to be voted at the Annual Meeting of Stockholders to be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland at 10:00 a.m., local time, on Thursday, May 10, 2007, and any and all adjournments thereof.

Any stockholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving notice to the Secretary of the Company.

This Proxy Statement and the accompanying proxy are being mailed or given on or about April 10, 2007, to stockholders of record of the Company on March 22, 2007.

VOTING SECURITIES

As of March 22, 2007, a total of 22,161,214 shares of common stock of the Company, par value $.01 per share (“Common Stock”), which is the only class of voting securities of the Company, were issued and outstanding. At the Annual Meeting or any adjournment thereof, all holders of record of the Common Stock as of the close of business on March 22, 2007, will be entitled to one vote for each share held upon the matters listed in the Notice of Annual Meeting. Cumulative voting is not permitted.

Shares of Common Stock represented by proxy at the Annual Meeting will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the nine nominees for director listed herein (or their substitutes in the event any of the nominees is unavailable for election); (2) FOR the approval of the proposed amendment to the Company’s 2002 Stock Incentive Plan to include annual variable compensation payments; (3) FOR the approval of the proposed amendment to the Company’s 2003 Non-Employee Directors’ Stock Incentive Plan to provide for the deferral of income related to stock-based compensation for Company directors; and (4) in their discretion, with respect to such other business as may properly come before the meeting.

To vote your proxy by mail, mark your vote on the enclosed proxy card; then follow the directions on the card. To vote your proxy using the Internet or by telephone, see the instructions on the enclosed proxy card. Your shares will be voted according to your directions. If you do not mark any selections, your shares will be voted as recommended by the Board of Directors.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting. The number of shares represented at the Annual Meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone.

PROPOSAL ONE — ELECTION OF DIRECTORS

Nine directors are to be elected at the Company’s Annual Meeting of Stockholders, each to serve for one year or until his or her successor is elected and qualified. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the nine persons named below, all of whom currently are directors of the Company. The Company does not contemplate that any of the persons named below will be unable or will decline to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion. The following table sets forth information regarding the nominees.

			Became
Name	Position With the Company	Age	Director

Ivan R. Sabel, CPO	Chairman of the Board, Chief Executive Officer and Director	62	1986
Thomas F. Kirk	President, Chief Operating Officer and Director	61	2002
Edmond E. Charrette, M.D.	Director	72	1996
Thomas P. Cooper, M.D.	Director	63	1991
Cynthia L. Feldmann	Director	54	2003
Eric Green	Director	45	2001
Isaac Kaufman	Director	60	2005
H.E. Thranhardt, CPO	Director	67	1996
Bennett Rosenthal	Director	43	2006

Ivan R. Sabel, CPO has been our Chairman of the Board of Directors and Chief Executive Officer since August 1995 and was our President from November 1987 to January 2002. Mr. Sabel also served as the Chief Operating Officer from November 1987 until August 1995. Prior to that time, Mr. Sabel had been Vice President, Corporate Development from September 1986 to November 1987. Mr. Sabel was the founder, owner and President of Capital Orthopedics, Inc. from 1968 until that company was acquired by us in 1986. Mr. Sabel is a Certified Prosthetist and Orthotist (“CPO”), a former clinical instructor in orthopedics at the Georgetown University Medical School in Washington, D.C., a member of the Government Relations Committee of the American Orthotic and Prosthetic Association (“AOPA”), a former Chairman of the National Commission for Health Certifying Agencies, a former member of the Strategic Planning Committee, a current member of the U.S. Veterans Administration Affairs Committee of AOPA and a former President of the American Board for Certification in Orthotics and Prosthetics. Mr. Sabel holds a B.S. in Prosthetics and Orthotics from New York University.

Thomas F. Kirk has been our President and Chief Operating Officer since January 2002. From September 1998 to January 2002, Mr. Kirk was a principal with AlixPartners, LLC (formerly Jay Alix & Associates, Inc.), a management consulting company retained by Hanger to facilitate its reengineering process. From May 1997 to August 1998, Mr. Kirk served as Vice President, Planning, Development and Quality for FPL Group, a full service energy provider located in Florida. From April 1996 to April 1997, he served as Vice President and Chief Financial Officer for Quaker Chemical Corporation in Pennsylvania. From December 1987 to March 1996, he served as Senior Vice President and Chief Financial Officer for Rhone-Poulenc, S.A. in Princeton, New Jersey and Paris, France. From March 1977 to November 1988, he was employed by St. Joe Minerals Corp., a division of Fluor Corporation. Prior to this he held positions in sales, commercial development, and engineering with Koppers Co., Inc. Mr. Kirk holds a Ph.D. degree in strategic planning/marketing, and an M.B.A. degree in finance, from the University of Pittsburgh. He also holds a Bachelor of Science degree in mechanical engineering from Carnegie Mellon University. He is a registered professional engineer and a member of the Financial Executives Institute.

Edmond E. Charrette, M.D. is the co-founder and former Chairman of Health Resources Corporation (principally engaged in occupational medicine services). He also is a General Partner of Ascendant Healthcare International (an investment group with equity investments in the Latin American healthcare sector) and serves as a director and the President of Latin Healthcare Investment Management Co., LLC (a group composed of Ascendant Healthcare International and The Global Environmental Fund, which manages and directs the investment activities of the Latin Healthcare Investment Fund). Previously, he was the Executive Vice President and Chief Medical Officer of Advantage-Health Corporation (a multi-hospital rehabilitation and post-acute care system) from June 1994 to March 1996. From 1988 to May 1994, Dr. Charrette served as the Corporate Medical Director and Senior Vice President of Medical Affairs of Advantage Health Corporation.

Thomas P. Cooper, M.D serves as the lead independent director. He is the Chairman of the Board of VeriCare Management Inc. and serves as an Adjunct Professor at the Columbia University School of Business. From 1991 to 2006, Dr. Cooper was the Chief Executive Officer of VeriCare Management, Inc., which provides mental health services to patients in long-term care facilities. From May 1989 to January 1997, Dr. Cooper served as the President and Chief Executive Officer of Mobilex U.S.A., a provider of mobile diagnostic services to long-term care facilities. Dr. Cooper was the founder of Spectrum Emergency Care, a provider of emergency physicians to hospitals, and Correctional Medical Systems, a provider of health services to correctional facilities.

Cynthia L. Feldmann is the founder and president of Jetty Lane Associates, a consultancy serving public company boards on governance and audit committee issues. Previously, Ms. Feldmann served as Business Development Officer at Palmer & Dodge LLP, a Boston-based law firm, with a specialty in serving life sciences companies. Previously, from 1994 — 2002, she was a Partner at KPMG LLP, holding various leadership roles in the firm’s Medical Technology and Health Care & Life Sciences industry groups. Ms. Feldmann also was National Partner-in-Charge of Coopers & Lybrand’s Life Sciences practice from 1989-1994, among other leadership positions she held during her 18 year career there. Ms. Feldmann was a founding board member of Mass Medic, a Massachusetts trade association for medical technology companies, where she also served as treasurer and as a member of the board’s Executive Committee during her tenure from 1997-2001. She currently serves as member of the board and audit committee of STERIS Corporation, a company engaged in the development, manufacture and marketing of sterilization and decontamination equipment, consumables and services for healthcare, scientific, research, industrial and governmental customers throughout the world, and is also a member of the board and the nominating & governance committee and chair of the audit committee of Hayes Lemmerz International Inc., a worldwide producer of aluminum and steel wheels for passenger cars, trucks and trailers and a supplier of brakes and powertrain components.

Eric A. Green is a Partner of McLain Capital, a New York based alternative investment firm. Previously, Mr. Green was a Senior Partner of FriedbergMilstein, where he was responsible for structured investments, including mezzanine and growth equity transactions. Previously, he was a Partner-Group Head and Managing Director of J.P. Morgan Partners (and its predecessor organizations), the private equity affiliate of JP Morgan Chase from 1998 to 2003, responsible for mezzanine/growth equity and structured investments. Prior thereto, he was a Managing Director in the Merchant Banking Group at BNP Paribas for eight years, where he was responsible for mezzanine, growth equity and structured investments. Previously, Mr. Green held corporate planning and other financial positions at GE Capital and GE Company. Mr. Green has served on numerous public and private company boards of directors.

Isaac Kaufman, has served as the Senior Vice President and Chief Financial Officer of Advanced Medical Management Inc., a manager of medical practices and an outpatient surgical center, since September 1998. Mr. Kaufman also serves as a director of TransWorld Entertainment Corporation, a leading specialty retailer of music and video products, and Kindred Healthcare, Inc., a healthcare services company that through its subsidiaries, operates hospitals, nursing centers, institutional pharmacies and a contract rehabilitation services business across the United States. Mr. Kaufman holds a Bachelor of Science degree in accounting and finance from the University of Maryland.

H.E. Thranhardt, CPO is the former President and Chief Executive Officer of J.E. Hanger, Inc. of Georgia (“JEH”). He served in that capacity from January 1, 1977 to November 1, 1996, on which date JEH was acquired by Hanger. Mr. Thranhardt, who commenced his employment with JEH in 1958, has occupied leadership positions in numerous professional O&P associations, including Chairman of the Board of the Orthotics and Prosthetics National Office in 1994 and 1995, President of AOPA in 1992 and 1993, President of the American Board for Certification in Orthotics and Prosthetics in 1979 and 1980 and President of The American Academy of Orthotics and Prosthetics in 1976 and 1977.

Bennett Rosenthal is a founding member of Ares Management, LLC, which, together with its affiliated managers, manages the Ares Corporate Opportunities Fund, L.P., a private securities investment fund. Prior to joining Ares Management, LLC, Mr. Rosenthal was a Managing Director in the Global Leveraged Finance Group of Merrill Lynch and was responsible for originating, structuring and negotiating many leveraged loan and high yield financings. Mr. Rosenthal was also a senior member of Merrill Lynch’s Leveraged Transaction Commitment Committee. Mr. Rosenthal is a member of several Boards of Directors including the Boards of Directors of Ares Capital Corporation (Chairman), Ameriqual Group LLC, Aspen Dental, Douglas Dynamics, LLC and National Bedding Company LLC.

MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE
ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

There are no family relationships between any of the nominees.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and a Quality and Technology Committee. The Audit Committee held seven meetings during 2006 and presently consists of Cynthia L. Feldmann (Chair), Eric Green, and Isaac Kaufman. The Audit Committee provides oversight on matters relating to accounting, financial reporting, auditing and internal control and is responsible for selecting, evaluating and meeting with the Company’s independent accountants to review the proposed scope of the annual audit of the Company’s books and records, reviewing the findings of the independent accountants upon completion of the annual audit, and reporting to the Board of Directors with respect thereto. The Compensation Committee conducted six meetings during 2006. It presently consists of Eric Green (Chair), Thomas P. Cooper, M.D. and Edmond E. Charrette, M.D., and is responsible for, among other responsibilities, determinations relating to the compensation of officers and key employees and certain of the Company’s employee benefit plans. The Corporate Governance and Nominating Committee conducted two meetings in 2006. It presently consists of Thomas P. Cooper, M.D. (Chair), Bennett Rosenthal, and Edmond E. Charrette, M.D., and is responsible for, among other responsibilities, advising the Board on matters relating to the identification of nominees to the Board of Directors. The Quality and Technology Committee is responsible for, among other responsibilities, assisting the Board on matters relating to the quality of the Company’s services and the adequacy of the Company’s scientific and technical direction. It met three times during 2006, and consists of H. E. Thranhardt, CPO (Chair), Thomas P. Cooper, M.D., Thomas F. Kirk and Ivan R. Sabel. The Board of Directors met nine times during 2006. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and committee(s) on which he or she served as director or member during 2006. Copies of charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are available on our website, www.hanger.com, and will be made available in print to any shareholder who requests them.

Except for Ivan R. Sabel and Thomas F. Kirk, all of the nominees for election as a director, including each of the members of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee, are independent directors within the meaning of applicable New York Stock Exchange listing standards and rules. For a director to be deemed independent under NYSE rules, the Board must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company). In addition, the director (and member of his immediate family) must meet the following technical independence rules within the last three years:

•	The director has not been employed by the Company, and no immediate family member has been an executive officer of the Company;

•	The director (or an immediate family member, other than one who is a non-executive employee of the Company) has not received, during any 12-month period, more than $100,000 in direct compensation from the Company (other than director and committee fees, and pension and other forms of deferred compensation for prior service);

•	The director (or an immediate family member) has not been employed as an executive officer of another organization where any of the Company’s present officers serve on that organization’s compensation committee; and

•	The director has not been an executive officer or an employee of another organization (and does not have an immediate family member who has been an executive officer of another organization) that made payments to or received payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other organization’s total revenue, based on the reported results for its last fiscal year.

In addition to those technical independence rules, the following must apply under NYSE rules in order for the director to be deemed independent: (a) neither the director nor an immediate family member is a current partner of the Company’s outside auditor; (b) the director is not currently an employee of the Company’s outside auditor; (c) the director does not have an immediate family member who is a current employee of the Company’s outside auditor and who participates in the firm’s audit, assurance, or tax compliance (but not tax planning) practice; and (d) during the last three years, neither the director nor an immediate family member has been a partner or employee of the Company’s outside auditor and who personally worked on the Company’s audit within that time.

Board Independence

As discussed above, our Board has determined that each of the non-management nominees for director of the Company qualifies as an “independent” director under the New York Stock Exchange corporate governance rules and that each member of the Audit Committee also qualifies as “independent” under Rule 10A-3 under the Securities Exchange Act of 1934. The Board considered the fact that Mr. Rosenthal is a founding member of Ares Management, LLC, which, together with its affiliated managers, manages the Ares Corporate Opportunities Fund, L.P. (“ACOF”). On May 26, 2006, ACOF purchased 50,000 shares of the Company’s newly issued Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) for $50 million. The Convertible Preferred Shares are convertible at the option of the holder into shares of Common Stock at an initial conversion price of $7.56 per share or at the option of the Company upon satisfaction of certain conditions. Reference is also made to the various beneficial ownership filings with the SEC respecting, among other things, the investment by ACOF in the Company’s Convertible Preferred Stock as well as recently purchased shares of the Company’s Common Stock. Mr. Rosenthal was appointed to the Board pursuant to an agreement entered into in connection with ACOF’s purchase of such Convertible Preferred Stock.

Policy Regarding Director Nominating Process

The Corporate Governance and Nominating Committee has adopted a policy pursuant to which a shareholder who has owned at least 2% of the Company’s outstanding shares of Common Stock for at least one year may recommend a director candidate that the committee will consider when there is a vacancy on the board either as a result of a director resignation or an increase in the size of the board. Such recommendation must be made in writing addressed to the Chairperson of the Corporate Governance and Nominating Committee at the Company’s principal executive offices and must be received by the Chairperson at least 120 days prior to the anniversary date of the release of the prior year’s proxy statement. Although the committee has not formulated any specific minimum qualifications that the committee believes must be met by a nominee that the committee recommends to the board, the factors it will take into account will include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, as set forth in the committee’s charter. There will not be any difference between the manner in which the committee evaluates a nominee recommended by a shareholder and the manner in which the committee evaluates any other nominee.

Policy Regarding Communication with Directors

Shareholders and other interested parties desiring to communicate with a director, the non-management directors as a group or the full board may address such communication to the attention of the Secretary of the Company at the Company’s executive offices and such communication will be forwarded to the intended recipient or recipients.

Policy Regarding Director Attendance at Annual Meetings

Under the Company’s current policy, each director should attend each annual meeting of shareholders. All of the current directors attended last year’s annual meeting of shareholders, with the exception of Bennett Rosenthal who was appointed as a new director on November 9, 2006.

Meetings of Non-Management Directors

Non-management members of the Board of Directors conduct at least two regularly-scheduled meetings per year without members of management being present. The chairperson of the Corporate Governance and Nominating Committee serves as the presiding director of such meetings and as the lead independent member of the Board.

Corporate Governance Guidelines and Code of Business Conduct and Ethics for Directors and Employees

In 2003, the Board of Directors adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for directors, officers and employees in accordance with recently-amended New York Stock Exchange corporate governance listing standards. Copies of these documents are set forth on the Company’s website, www.hanger.com, and will be made available in print to any shareholder who requests them.

Other Matters

The firm of Foley & Lardner LLP serves as the Company’s outside general counsel. The Company’s Chairman and Chief Executive Officer is the brother-in-law of a partner in that firm. Total fees paid by the Company to Foley & Lardner LLP during 2006 amounted to approximately one-third of one percent of that firm’s annual revenues for its last fiscal year.

COMPENSATION RELATED MATTERS

SUMMARY COMPENSATION TABLE

The following table sets forth for each of the named executive officers: (i) the dollar value of base salary and bonus earned during the year ended December 31, 2006; (ii) the dollar amount of stock and option awards recognized for financial reporting purposes with respect to the year ended December 31, 2006 in accordance with FAS 123R; (iii) the dollar value of earnings for services pursuant to awards granted during the year under non-equity incentive plans; (iv) the change in the actuarial present value of the accumulated pension benefit during the year; (v) all other compensation for the year; and, finally, (vi) the dollar value of total compensation for the year.

							Change in
						Non-Equity	Pension
				Stock	Option	Incentive Plan	Value and NQDC	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	(1) ($)	($)	(2) ($)	(3) ($)	($)(4)	($)

Ivan R. Sabel	2006	$545,000	—	$376,391	—	$135,182	$758,154	$44,745	$1,859,472
Chairman and Chief Executive
Officer of the Company
Thomas F. Kirk	2006	$463,500	—	$121,307	—	$107,781	$524,238	$54,468	$1,271,294
President and Chief Operating
Officer of the Company
George E. McHenry	2006	$283,250	—	$137,748	—	$42,636	$93,555	$9,810	$566,999
Executive Vice President and
Chief Financial Officer
of the Company
Richmond L. Taylor	2006	$352,000	—	$110,222	—	$65,483	$233,339	$12,745	$773,789
Executive Vice President of the
Company and Chief Operating
Officer of Hanger Prosthetics &
Orthotics, Inc. and HPO, Inc.
Ronald N. May	2006	$230,000	—	$70,970	—	$76,538	$163,524	$11,489	$552,521
President and Chief Operating Officer of Southern Prosthetic Supply, Inc.

(1)	All shares of restricted stock vest 25% per year, commencing one year after the date of issuance. The amount reported in this column represents the 2006 FAS 123R cost of current-year and outstanding past equity awards. Reference is made to Notes B and N to our consolidated financial statements contained in our Annual Report on Form 10-K with respect to the calculation of such costs.

(2)	With respect to 2006, the above reported annual incentives were paid on March 9, 2007 and related to 2006 performance.

(3)	The above amounts represent the change in actuarial present value of the accumulated pension benefit for each named executive officer under the Supplemental Executive Retirement Plan (SERP). Details of the SERP are described in the Pension Benefits table and the Compensation Discussion and Analysis section below.

(4)	For Ivan Sabel, this total includes: taxable reimbursements for qualified medical expenses not covered under the Company’s basic Group Health Insurance Program ($24,472), non-business related automobile expenses ($7,487), premiums for additional life insurance ($8,210), and contributions to the Company’s defined contribution plan ($4,576). For Tom Kirk, this total includes: reimbursements for local housing in Bethesda, MD ($44,400), taxable reimbursements for qualified medical expenses not covered under the Company’s basic Group Health Insurance Program ($1,152), premiums for additional life insurance ($4,748), and contributions to the Company’s defined contribution plan ($4,168). For George McHenry, Richmond Taylor and Ron May, these totals are for: non-business related automobile expenses, premiums for additional life insurance, and Company contributions to the defined contribution plan.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding all incentive plan awards that were granted to the named executive officers during 2006, including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a named executive officer during the year. Non-equity incentive plan awards are awards that are not subject to FAS 123R and are intended to serve as an incentive for performance to occur over a specified period.

									All Other	Full Grant
								All	Option	Date
								Other Stock	Awards:	Fair
		Estimated Future Payouts						Awards:	Number of	Value of
		Under Non-Equity			Estimated Future Payouts Under Equity			Number of	Securities	Stock or
		Incentive Plan Awards(1)			Incentive Plan Awards			Shares of	Underlying	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Options	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	Units (#)(2)	(#)	($)

Ivan R. Sabel	06/12/2006							140,000		$1,117,200
Ivan R. Sabel	01/01/2006	$0	$436,000	$872,000
Thomas F. Kirk	06/12/2006							110,000		$877,800
Thomas F. Kirk	01/01/2006	$0	$347,625	$695,250
George E. McHenry	06/12/2006							35,000		$279,300
George E. McHenry	01/01/2006	$0	$141,625	$283,250
Richmond L. Taylor	06/12/2006							40,000		$319,200
Richmond L. Taylor	01/01/2006	$0	$211,200	$440,000
Ronald N. May	06/12/2006							25,000		$199,500
Ronald N. May	01/01/2006	$0	$115,000	$230,000

Explanatory Notes for Columns:

(1)	Terms of compensation under the Non -Equity Incentive Plan are discussed in detail in the Compensation Discussion and Analysis section.

(2)	The restricted stock detailed above was awarded on June 12, 2006. The share price at the time of award was $7.98. All shares of restricted stock vest 25% per year, commencing one year after the date of issuance.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information on outstanding option and stock awards held by the named executive officers at December 31, 2006, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option, and the number and market value of shares of restricted stock that have not vested.

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
			Equity					Incentive	Plan Awards:
			Incentive					Plan	Market
			Plan					Awards:	or Payout
			Awards					Number	Value of
			Number				Market	of Unearned	Unearned
	Number of	Number of	of Securities			Number	Value of	Shares,	Shares,
	Securities	Securities	Underlying			of Shares or	Shares or	Units	Units or Other
	Underlying	Underlying	Unexercised	Option		Units of	Units of	or Other	Rights
	Unexercised	Unexercised	Unearned	Exercise	Option	Stock That	Stock That	Rights	That Have
	Options (#)	Options (#)	Options	Price	Expiration	Have Not	Have Not	That Have	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	Vested (#)	Vested ($)(4)	Not Vested (#)	($)

Ivan R. Sabel	37,500	0	0	$13.25	9/18/2007
Ivan R. Sabel	37,500	0	0	$11.31	12/16/2007
Ivan R. Sabel	4,481	0	0	$22.31	12/14/2008
Ivan R. Sabel	95,519	0	0	$22.31	12/14/2008
Ivan R. Sabel	6,779	0	0	$14.75	4/28/2009
Ivan R. Sabel	143,221	0	0	$14.75	4/28/2009
Ivan R. Sabel	21,621	0	0	$4.63	2/3/2008
Ivan R. Sabel	78,379	0	0	$4.63	2/3/2008
Ivan R. Sabel	75,000	0	0	$1.64	5/30/2009
Ivan R. Sabel	7,027	0	0	$14.23	5/29/2012
Ivan R. Sabel	92,973	0	0	$14.23	5/29/2012
Ivan R. Sabel	90,000	0	0	$13.80	7/31/2013
Ivan R. Sabel(1)						140,000	$1,054,200
Ivan R. Sabel(2)						56,250	$423,563
Ivan R. Sabel(3)						7,500	$56,475
Thomas F. Kirk	350,000	0	0	$6.02	1/1/2012
Thomas F. Kirk	100,000	0	0	$13.50	1/1/2013
Thomas F. Kirk	100,000	0	0	$15.67	1/1/2014
Thomas F. Kirk	100,000	0	0	$8.08	1/1/2015
Thomas F. Kirk(1)						110,000	$828,300
George E. McHenry	56,000	0	0	$5.50	10/14/2011
George E. McHenry	17,919	0	0	$16.74	10/14/2012
George E. McHenry	57,081	0	0	$16.74	10/14/2012
George E. McHenry	40,000	0	0	$13.80	7/31/2013
George E. McHenry(1)						35,000	$263,550
George E. McHenry(2)						22,500	$169,425
George E. McHenry(3)						3,750	$28,238
Richmond L. Taylor	28,192	0	0	$14.19	6/30/2007
Richmond L. Taylor	121,808	0	0	$14.19	6/30/2007
Richmond L. Taylor	11,666	0	0	$4.63	2/3/2008
Richmond L. Taylor	35,001	0	0	$4.63	2/3/2008
Richmond L. Taylor	23,333	0	0	$1.64	5/30/2009
Richmond L. Taylor	23,334	0	0	$1.64	5/30/2009
Richmond L. Taylor	7,573	0	0	$14.23	5/29/2012
Richmond L. Taylor	39,093	0	0	$14.23	5/29/2012
Richmond L. Taylor(1)						40,000	$301,200
Richmond L. Taylor(2)						15,000	$112,950
Richmond L. Taylor(3)						2,500	$18,825
Ronald N. May	10,000	0	0	$16.50	5/13/2007
Ronald N. May	8,000	0	0	$16.75	9/16/2012
Ronald N. May(1)						25,000	$188,250
Ronald N. May(2)						7,500	$56,475
Ronald N. May(3)						2,000	$15,060

(1)	Restricted Stock Award vests 25% annually. The first vest date is June 12, 2007.

(2)	Restricted Stock Award vests 25% annually. The first vest date was March 4, 2006.

(3)	Restricted Stock Award vests 25% annually. The first vest date was August 1, 2004.

(4)	The market value of stock reported was computed by multiplying the closing market price of the stock at the end of the year ($7.53) by the number of shares of stock.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock during 2006 for each of the named executive officers on an aggregated basis:

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized on
	Acquired on	on Exercise(1)	Acquired on	Vesting(2)
Name	Exercise (#)	($)	Vesting (#)	($)

Ivan R. Sabel	33,500	$38,247	26,250	$181,200
Thomas F. Kirk	—	—	—	—
George E. McHenry	—	—	11,250	$77,925
Richmond L. Taylor	—	—	7,500	$51,950
Ronald N. May	—	—	4,500	$31,420

(1)	The value realized on exercise of options during 2006 was calculated by multiplying the number of shares exercised with each option exercise times the difference in price between the market price on the date of the transaction minus the exercise price (market price on the date of grant).

(2)	The value of restricted shares was calculated by multiplying the number of shares vesting by the market price on the date of vesting.

PENSION BENEFITS

The following table sets forth the actuarial present value of each named executive officer’s accumulated benefit under each defined benefit plan, assuming benefits are paid at normal retirement age based on current levels of compensation. The table also shows the number of years of credited service under each such plan, computed as of the same pension plan measurement date used in the company’s audited financial statements for the year ended December 31, 2006.

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service (#)	Accumulated Benefit ($)	Last Fiscal Year ($)

Ivan R. Sabel	SERP	3.00	$2,024,371	0
Thomas F. Kirk	SERP	3.00	$1,457,997	0
George E. McHenry	SERP	3.00	$267,839	0
Richmond L. Taylor	SERP	3.00	$637,901	0
Ronald N. May	SERP	3.00	$444,089	0

The Supplemental Executive Retirement Plan (SERP) is a nonqualified, unfunded plan that provides retirement benefits for executive officers; it contains provisions to ensure its compliance with Internal Revenue Code Section 409A.

Benefits accrue pro rata over the number of years (not to exceed 20) from a participant’s initial coverage by the SERP until the participant reaches the age of 65. The Plan was implemented in January 2004; credited service for the benefit accrual started at that time. As a result, each of the participants has three years of credited service under the plan.

The SERP benefit is determined by the benefit percentage assigned by the Compensation Committee to an executive and is not primarily determined on the basis of average base compensation and years of service. The current benefit percentage for each named executive officer is: Ivan Sabel — 90%; Thomas Kirk — 85%; George McHenry — 75%; Richmond Taylor — 80%; Ronald May — 65%.

Vesting is at the rate of 20% per year of employment with the Company. All participants are fully vested.

The present value of the accumulated benefit was determined using the following assumptions, which are the same as used for financial reporting, except where noted:

•	Measurement date: 12/31/2006 (12/31/05 for amounts calculated to determine year-over-year increase in actuarial present values)

•	Fiscal year end: 12/31/2006

•	Discount rate: 5.75% (5.50% for present values calculated as of 12/31/2005)

•	Mortality table (pre-retirement): None*

•	Mortality table (post-retirement): Not applicable

•	Normal retirement age for SERP: Age 65

•	Withdrawal rates: None*

•	Retirement rates: None prior to normal retirement age, 100% at normal retirement date*

•	Accumulated benefit is calculated based on retirement percentage, credited service and pay as of the respective measurement dates.

•	Present value is the present value of 15 years certain annuity payable at normal retirement date.

* Assumes executive will not terminate, become disabled, die or retire prior to normal retirement age.

The SERP benefit, once calculated, is paid out annually for a 15 year period, commencing after a participant’s retirement at age 65 from the Company, with no social security reduction or other offset. Upon the death of a participant, any unpaid vested benefits will be paid to the designated beneficiary of the participant. If a participant retires from the Company before reaching the age of 65, then the benefits of such participant under the SERP will be subject to a reduction for early commencement.

Upon the occurrence of a change in control of the Company, as defined in the SERP, all actively employed participants will be deemed to be 100% vested and the vested, accrued benefit will be funded via a Rabbi Trust in an amount equal to the present value of the accrued benefits. Periodic payments may be made to the trust so the trust’s assets continue to equal the present value of the accrued benefits. The trust is subject to the Company’s creditors’ claim in the event of the Company’s insolvency.

TERMINATION AND CHANGE OF CONTROL PROVISIONS

The following table sets forth potential payments upon any termination of employment, including resignation, other types of separation or retirement of the named executive officer or change in control of the Company, assuming the triggering event took place on December 29, 2006 (i.e., the last business day of the Company’s last completed fiscal year) and the price per share of the Company’s common stock was $7.53, which was the closing market price as of that date. To the extent that the form and amount of any payment or benefit that would be provided in connection with any triggering event is fully disclosed in the foregoing pension benefits table, footnote reference is made to that disclosure. All of the outstanding options of the named executive officers are fully vested. Therefore, they may be exercised at any time and are thus not triggered by a termination event and are not included in the termination scenarios. Details of any current options are shown in the Outstanding Equity Awards at Fiscal Year End table.

	Voluntary		Involuntary
	Termination &		Termination
	Involuntary		Without Cause
	Termination		or Change	Change in
Ivan Sabel	for Cause	Retirement	in Conditions	Control	Death	Disability

Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$3,052,000	$0
Severance Payments(2)	$0	$0	$1,962,000	$1,962,000	$0	$1,482,000
Restricted Stock (Unvested and Accelerated)(3)	$0	$1,534,238	$1,534,238	$1,534,238	$1,534,238	$1,534,238
SERP Benefit(4)	$0	$0	$1,308,665	$1,308,665	$0	$1,308,665
Benefits Continuation(5)	$0	$0	$29,704	$29,704	$0	$0
Excise Tax & Gross-Up(6)	$0	$0	$0	$1,033,342	$0	$0

(1)	The death benefit includes a payment equal to two times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to 2 times base salary. Mr. Sabel is also eligible for the company’s standard life insurance benefit.

(2)	The severance benefit is equal to two times base salary and target bonus, as outlined in the CD&A section. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)	This calculation is based on the accelerated vesting of all outstanding restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)	This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of 12/31/06 as shown in the Pension Benefits table.

(5)	This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning) as provided for in Mr. Sabel’s employment agreement, discussed in detail in the CD&A section.

(6)	This calculation represents the estimated amount of excise tax calculated in accordance with IRS Code Section 280G as well as the corresponding gross-up as provided for in Mr. Sabel’s employment agreement.

			Involuntary
	Voluntary		Termination
	Termination &		Without
	Involuntary		Cause or
	Termination		Change in	Change in
Tom Kirk	for Cause	Retirement	Conditions	Control	Death	Disability

Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$2,549,250	$0
Severance Payments(2)	$0	$0	$1,622,250	$1,622,250	$0	$1,142,250
Restricted Stock (Unvested and Accelerated)(3)	$0	$828,300	$828,300	$828,300	$828,300	$828,300
SERP Benefit(4)	$0	$0	$940,395	$940,395	$0	$940,395
Benefits Continuation(5)	$0	$0	$24,511	$24,511	$0	$0
Excise Tax & Gross-Up(6)	$0	$0	$0	$773,087	$0	$0

(1)	The death benefit includes a payment equal to two times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to 2 times base salary. Mr. Kirk is also eligible for the company’s standard life insurance benefit.

(2)	The severance benefit is equal to two times base salary and target bonus, as outlined in the CD&A section. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)	This calculation is based on the accelerated vesting of all outstanding restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)	This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of 12/31/06 as shown in the Pension Benefits table.

(5)	This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning) as provided for in Mr. Kirk’s employment agreement, discussed in detail in the CD&A section.

(6)	This calculation represents the estimated amount of excise tax calculated in accordance with IRS Code Section 280G as well as the corresponding gross-up as provided for in Mr. Kirk’s employment agreement.

			Involuntary
	Voluntary		Termination
	Termination &		Without
	Involuntary		Cause or
	Termination		Change in	Change in
George McHenry	for Cause	Retirement	Conditions	Control	Death	Disability

Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$1,203,813	$0
Severance Payments(2)	$0	$0	$637,313	$637,313	$0	$382,379
Restricted Stock (Unvested and Accelerated)(3)	$0	$0	$461,213	$461,213	$461,213	$461,213
SERP Benefit(4)	$0	$0	$125,209	$125,209	$0	$125,209
Benefits Continuation(5)	$0	$0	$22,130	$22,130	$0	$0
Excise Tax & Gross-Up(6)	$0	$0	$0	$0	$0	$0

(1)	The death benefit includes a payment equal to 1.5 times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to 2 times base salary. Mr. McHenry is also eligible for the company’s standard life insurance benefit.

(2)	The severance benefit is equal to 1.5 times base salary and target bonus, as outlined in the CD&A section. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)	This calculation is based on the accelerated vesting of all outstanding restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)	This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of 12/31/06 as shown in the Pension Benefits table.

(5)	This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance) as provided for in Mr. McHenry’s employment agreement, discussed in detail in the CD&A section.

(6)	Based on an estimated calculation, Mr. McHenry’s separation payments upon termination following a change in control would not trigger an excise tax payment in accordance with IRS Code Section 280G.

			Involuntary
	Voluntary		Termination
	Termination &		Without
	Involuntary		Cause or
	Termination		Change in	Change in
Richmond Taylor	for Cause	Retirement	Conditions	Control	Death	Disability

Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$1,548,800	$0
Severance Payments(2)	$0	$0	$844,800	$844,800	$0	$528,000
Restricted Stock (Unvested and Accelerated)(3)	$0	$432,975	$432,975	$432,975	$432,975	$432,975
SERP Benefit(4)	$0	$0	$303,109	$303,109	$0	$303,109
Benefits Continuation(5)	$0	$0	$17,967	$17,967	$0	$0
Excise Tax & Gross-Up(6)	$0	$0	$0	$0	$0	$0

(1)	The death benefit includes a payment equal to 1.5 times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to 2 times base salary. Mr. Taylor is also eligible for the company’s standard life insurance benefit.

(2)	The severance benefit is equal to 1.5 times base salary and target bonus, as outlined in the CD&A section. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)	This calculation is based on the accelerated vesting of all outstanding restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)	This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of 12/31/06 as shown in the Pension Benefits table.

(5)	This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance) as provided for in Mr. Taylor’s employment agreement, discussed in detail in the CD&A section.

(6)	Based on an estimated calculation, Mr. Taylor’s separation payments upon termination following a change in control would not trigger an excise tax payment in accordance with IRS Code Section 280G.

			Involuntary
	Voluntary		Termination
	Termination &		Without
	Involuntary		Cause or
	Termination for		Change in	Change in
Ronald May	Cause	Retirement	Conditions	Control	Death	Disability

Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$575,000	$0
Severance Payments(2)	$0	$0	$345,000	$345,000	$0	$138,000
Restricted Stock (Unvested and Accelerated)(3)	$0	$259,785	$259,785	$259,785	$259,785	$259,785
SERP Benefit(4)	$0	$0	$212,592	$212,592	$0	$212,592
Benefits Continuation(5)	$0	$0	$0	$0	$0	$0
Excise Tax & Gross-Up(6)	$0	$0	$0	$0	$0	$0

(1)	The death benefit includes a payment equal to 1.5 times base salary (funded by key man life insurance) and a supplemental life insurance benefit equal to 1 times base salary. Mr. May is also eligible for the company’s standard life insurance benefit.

(2)	The severance benefit is equal to 1.5 times base salary, as outlined in the CD&A section. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)	This calculation is based on the accelerated vesting of all outstanding restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)	This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of 12/31/06 as shown in the Pension Benefits table.

(5)	There is no provision for additional benefits to be provided to Mr. May.

(6)	Based on an estimated calculation, Mr. May’s separation payments upon termination following a change in control would not trigger an excise tax payment in accordance with IRS Code Section 280G.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation received by each of the Company’s directors during the year ended December 31, 2006:

					Change in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)	($)	($)	($)

Cynthia L. Feldmann*	$58,000	$27,222	$27,349				$112,571
Eric A. Green*	$63,000	$27,222	$17,995				$108,217
Isaac Kaufman*	$48,500	$30,723	$2,335				$81,558
Edmond Charrette*	$59,000	$15,770	$17,339				$92,109
Thomas Cooper*	$77,155	$30,330	$17,995				$125,480
H.E. Thranhardt	$49,500	$15,151	$17,365				$82,016
William Floyd(4)	$7,000	—	—				$7,000
Bennett Rosenthal	$10,000	$1,314	—				$11,314

(1)	Amount Shown in Fees Earned column includes all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees. The amounts shown include the cash value of any individual director’s annual cash retainer which may have been voluntarily converted into restricted shares. Directors noted with an asterisk have voluntarily elected to convert 110% of their $30,000 retainer fee to restricted shares based on the May 17, 2006 share price of $7.54 per share resulting in an award of 4,377 restricted shares which vest 1/3 per year over 3 years. The value of 3,979 of such shares is shown in this column; the remainder is shown under the Stock Awards column.

(2)	Stock Awards includes the aggregate grant date fair value of the standard annual grant for directors plus the 398 shares resulting from the $3,000 premium provided for directors who elected to take their retainer as equity in lieu of cash. This was calculated in accordance with FAS 123R.

Aggregate number of stock awards outstanding as of December 31, 2006 for each director is as follows:

Aggregate Number of Stock
Awards Outstanding as of
Name	12/31/2006

Cynthia L. Feldmann	12,877
Eric A. Green	12,877
Isaac Kaufman	12,877
Edmond Charrette	12,877
Thomas Cooper	14,877
H.E. Thranhardt	8,500
William Floyd	—
Bennett Rosenthal	4,250

(3)	Option Awards includes the aggregate grant date fair value computed in accordance with FAS 123R. The aggregate number of option awards outstanding as of December 31, 2006 for each director is as follows:

Aggregate Number of Option
Awards Outstanding as of
Name	12/31/2006

Cynthia L. Feldmann	17,351
Eric A. Green	18,855
Isaac Kaufman	7,069
Edmond Charrette	45,373
Thomas Cooper	48,855
H.E. Thranhardt	50,908
William Floyd	—
Bennett Rosenthal	—

(4)	William Floyd elected to take his retainer fee as equity which was forfeited in full upon his departure from the Board.

The compensation structure for non-employee directors includes the following:

•	An annual cash retainer of $30,000 paid in four equal installments. As outlined above, this may be converted to restricted shares; if selected, this is converted at 110% of the cash retainer value.

•	An annual grant of 8,500 shares of restricted stock. These shares have a 3-year vesting cycle (1/3 per year).

•	A $1,500 honorarium for Board meetings attended in person, a $1,000 honorarium for Board meetings attended via a conference call, and a $1,000 honorarium for any Committee meeting, whether attended in person or via a conference call.

•	A $7,500 cash retainer for the chairpersons of the Audit and Compensation Committees and a $5,000 cash retainer for the chairpersons of the Corporate Governance & Nominating and Quality & Technology Committees, paid at the same time as the first installment of the annual cash retainer.

•	The Lead Director (Dr. Tom Cooper) also received an additional $7,500 cash retainer and 2,000 shares of restricted stock.

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION & ANALYSIS

Objectives of Our Executive Compensation Program

The compensation program which covers the named executive officers is designed to drive the Company’s success, which will be achieved primarily through the actions of talented employees. Our executive compensation program covering named executive officers has specific primary objectives which include:

•	attracting qualified and talented executives who are capable of providing the appropriate leadership to our Company;

•	retaining executives who have the critical skills our Company needs to meet its strategic and operational objectives; and,

•	motivating our executives to drive outstanding Company performance.

These objectives reflect our belief that programs which support the attraction and retention of a highly-qualified executive management team — coupled with appropriate incentive programs to motivate performance — serve the long-term interests of our investors.

Compensation arrangements for our named executive officers are designed to reward long-term commitment to the Company’s success. The following principles guide our compensation decisions:

•	Drive Company performance. The incentive plans are designed to reward annual and long-term Company performance. Performance measures developed for our incentive programs have a direct influence on shareholder value.

•	Facilitate alignment with shareholders. Our long-term incentives are delivered in the form of equity to provide executives with a direct interest in the performance of our stock.

•	Be fair and equitable. Our executive compensation programs are designed to provide compensation that is fair and equitable for the performance of the executive and the Company. In addition to conducting analyses of market pay levels, we consider the pay of the named executive officers relative to one another and relative to other members of the management team.

•	Provide leadership stability and continuity. Our executive programs are designed to reward both long-term contributions, as well as attract new executive talent and reward commitment of our executives to the Company regardless of their length of service with the Company. We recognize that stability of the leadership team enhances our business.

•	Be competitive. We conduct market pay analyses to ensure the compensation we pay our executives is competitive in terms of elements of pay, program design and resulting levels of pay.

•	Reflect factors of role and individual. We use the information from market pay analyses and apply it to the individual situation of each of our executives to ensure we are compensating for the role’s responsibilities and the individual’s skills and performance.

•	Encourage long-term executive service. The Company provides employees tax effective savings opportunities. The savings and retirement plans, along with a market competitive offering of other pay elements, encourage employees to join and remain at the Company.

Overview of Our Executive Compensation Programs

Below are the purpose and key characteristics of the elements of the executive compensation program.

Element	Purpose and Characteristics

Base salary	• Certain pay element to compensate for an individual’s competencies, skills, and experience as valued in the marketplace and within the Company and to reward continued performance.
• Base salary may be adjusted annually/periodically based on changes in job responsibilities, market conditions and individual performance.
Annual incentives	• Performance-based annual cash opportunity to motivate and reward the achievement of annual financial results relative to business-specific targets and individual goals tied to strategic initiatives.
• Incentive goals are set to balance stakeholders’ interests.
• Awards, if earned, are payable based on actual results.
Long-term incentives	• Performance-based equity opportunity to motivate and reward financial performance and stock price appreciation.
• Amounts earned and realized will vary from the grant date fair value based on actual stock price performance.
Retirement Benefits	• Component of compensation that accrues each year to encourage employment stability of our executive leadership.
• Benefits are payable upon or after retirement.
Other Benefits and Perquisites	• Generally certain pay elements which provide for life and income security needs; the actual cost is based on participation/usage.
Severance Benefits	• Contingent component to provide a bridge to future employment in the event an executive’s employment is terminated.
• Payable only if an executive’s employment is terminated in certain predefined situations.

Pay Setting Process

To determine competitive market pay, we analyze the proxies of a peer group of companies and published survey data. In setting pay for the named executive officers, the target for compensation, by element and in the aggregate, is based on the competitive market pay median (50th percentile) considering individual factors and internal relationships. The design of our annual and long-term incentive plans provide the executives with the opportunity to exceed the median based on Company performance. Actual compensation, based on Company and individual performance, can vary widely. We have engaged Towers Perrin, an executive compensation and benefits consulting firm, to provide this market pay data and advice on executive compensation matters. We review the assessment of competitive market pay every two to three years. Based on our analysis of the competitive market pay for our named executive officers, our named executive officers are appropriately compensated.

Peer Group

We consider the executive compensation practices of the executives of a peer group of companies. We have developed the following peer group of nine companies in the health care industry. While not specific to the orthotics and prosthetics area of healthcare, these companies have executive talent with comparable skills who face similar business challenges common to the industry. These companies are similar in scope to our Company with a median revenue size of $423 million. We believe these companies provide a reasonable benchmark of the market for compensation purposes.

2005 Revenue
Peer Company	(Millions)

American HomePatient, Inc.	$333.2
AmSurg Corp.	$391.8
DaVita, Inc.	$2,973.9
Gentiva Health Services, Inc.	$865.2
Odyssey Healthcare, Inc.	$381.6
Pediatric Services of America, Inc.	$119.4
RehabCare Group, Inc.	$454.3
Renal Care Group, Inc.	Acquired
United Surgical Partners International	$474.7

Practices of the peer group of companies are analyzed for each named executive officer including base salary, annual incentive compensation and long-term incentive compensation (as well as the sum of these components, total direct compensation), and other compensation practices.

In addition to analyzing the named executive officer compensation of the peer group of companies, we also analyze the Company’s financial performance in relation to these companies. We assess our executive compensation opportunities against peer group practices relative to our financial performance versus the peer group of companies. Based on our most recent review of peer practices at the end of 2005, the peer group companies were of reasonable size based on fiscal year 2004 revenues. However, the Company performed below the median of the peer group in several key metrics including Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) margin, Earnings per Share (EPS), one-year EPS growth, return on equity (ROE) and one-year total shareholder return (TSR). Our assessment of pay found base salary levels were competitive with peer practices while incentive payments that were made to our executives were below the peer group of companies which reflects our relative financial performance compared to these peer companies.

Published survey data

We also analyze published survey data from both the health care industry and general industry. The survey data used is based on survey responses compiled for companies of similar size to our Company from a revenue perspective.

We used survey data from Watson Wyatt’s Industry Report on Top Management Compensation and Sullivan Cotter’s Survey of Manager and Executive Compensation in Hospitals and Health Services. The survey data, compiled by Towers Perrin, was from companies that range close in size to the Company while also considering the median of those companies participating to ensure appropriateness of the information. The surveys include companies that are both public and private in both general and health care industry with $250M — $1B in revenue.

Factors to set or adjust pay

For each named executive officer, we consider the relevance of data for the peer group and published survey data, considering:

•	The transferability of professional and managerial skills;

•	The depth of knowledge and experience in orthotics and prosthetics and related industries;

•	The relevance of the named executive officers experience to other potential employers; and

•	The readiness of the named executive officers to assume a different or more significant role either within our company or with another organization.

The following factors are also considered in setting and adjusting pay for our named executive officers:

•	The company’s financial performance;

•	The individual’s performance;

•	Peer group pay practices and broader market developments/trends; and

•	Our business and people needs.

In 2005, the analyses of both the peer group and published survey data were conducted when considering the 2006 compensation adjustments of our named executive officers. In 2006, we updated the executive pay ranges and considered 2007 adjustments to our executive base salaries based on an anticipated overall market movement of executive pay.

Focus on Pay-for-Performance

Consistent with the Company’s objectives, performance-based incentive opportunities, particularly long-term incentives, are emphasized versus base salary. This is reflected through the mix of the total direct compensation of our named executive officers, which is set to approximate market median practices (considering individual factors and internal relationships). For 2006, the target mix of our Chief Executive Officer’s (CEO) compensation was 24% base salary, 18% annual incentive award and 58% long-term incentives. The average target mix of compensation for our other named executive officers was 36% base salary, 20% annual incentive award and 44% long-term incentives.

Based on the principle that named executive officer compensation opportunities should be competitive with market practices, the mix of compensation is a function of competitive market pay practices and the profile of the position. This applies to the mix of our named executive officers’ total direct compensation among base salary, annual incentives, and long-term incentives and the mix of cash and non-cash components.

Determination of Pay Elements

We target total direct compensation (sum of base salary, annual incentive compensation and long-term incentive compensation) at the median of market practices with the opportunity to earn amounts above target awards with exceptional levels of Company performance.

In developing the pay programs and levels for named executive officers, the compensation consultant provides the Compensation Committee and management with peer group pay practices and other relevant benchmarks. Further, the Board of Directors independently reviews the performance of our CEO. All decisions regarding any adjustment to the compensation of our CEO are made solely by the Compensation Committee (the “Committee”), based on both competitive practices as well as the assessment of performance.

The CEO reviews the performance of each of the other named executive officers and shares his perspective with the Committee. He also develops pay recommendations for the other officers. The Committee considers these performance reviews and recommendations in setting the pay for our named executive officers other than our CEO. Any changes to base salary and annual incentive target amounts generally become effective in January. The CEO is assisted in pay administration by the Vice President of Human Resources.

Previous compensation earned by the named executive officers and current Company stock holdings are considered when making compensation decisions. We believe that our named executive officers should be fairly and competitively compensated, both for annual and long-term compensation opportunities, based on the Company’s performance and individual performance which contributes to the Company performance.

The Committee may meet in executive session without the presence of any member of management and/or the consultant in making its decisions regarding the compensation of any of the named executive officers.

When making any executive compensation decision, the Committee follows a deliberate, multiple-step process:

1) Information review,

2) Evaluation and deliberation, and

3) Decision-making.

First, all essential information is collected that may be necessary to make an educated decision. This is provided to the Committee. Then, there is a discussion of the information and a deliberation of possible options ensues. After discussion, the Committee takes time for reflection and, where appropriate, consultation with other Board members of the Company. Finally, the Committee reconvenes for additional discussion, if needed, before a final decision is made. As a result, most compensation decisions require two or more Committee meetings before any final decisions are made.

Additional information about the role and processes of the Committee are outlined in the Compensation Committee Charter, which is available on the Company’s website.

Base Salary

We target base salary levels for the named executive officers at the median of market practices. Typically, our named executive officers’ base salaries fall within the competitive range of market practices when compared with the named executive officers of our peer group as well as compared to survey data. Individual increases are based upon several considerations, including individual performance and contributions, internal equity considerations, as well as competitive market factors and practices. The current base salaries for our named executive officers are competitive with market practices.

Base salary compensates a named executive officer for the individual’s competencies, skills, experience and performance. When considering a candidate for a named executive officer role, we consider all of these factors. For annual adjustments to the base salary of a named executive officer, we primarily consider the competitive market data, the Company’s performance, the individual’s performance and internal relationships. Changes in the scope of a named executive officer’s role and responsibilities could result in an adjustment being considered and approved by the Committee at any time during the year.

Annual Incentive Compensation

We offer annual incentive compensation opportunities to motivate and reward the achievement of annual financial results and individual goals. Currently our philosophy for annual incentive compensation is to target the median of competitive practices and to provide the opportunity to earn in the range of the 75th percentile with exceptional Company and individual performance. In other words, when the Company reaches target performance, then total cash compensation, base salary plus annual incentive, is close to the median of market practices. If the Company has exceptional performance, then total cash compensation could approach the 75th percentile of market practices. We believe that current target annual incentive opportunities for our named executive officers are competitive with market practices.

The target and maximum annual incentive awards expressed as a percentage of base salary for our named executive officers are included in the below table.

Incentive Awards Expressed as a Percentage of Base Salary	Target	Maximum

Van Sabel	80%	160%
Chief Executive Officer
Thomas F. Kirk	75%	150%
President and Chief Operating Officer
George E. McHenry	50%	100%
Executive Vice President and
Chief Financial Officer
Richmond L. Taylor	60%	125%
President and Chief Operating Officer,
Hanger Prosthetics & Orthotics, Inc.
Ron May	50%	100%
President and Chief Operating Officer,
Southern Prosthetic Supply, Inc.

Our annual incentive program is comprised primarily of annual financial measures with a small portion (20% or less) based on individual performance goals. In measuring our financial performance for our 2006 annual incentive program, we used the following measures:

•	Revenue;

•	Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”); and

•	Fully Diluted Earnings per Share (“EPS”).

We chose these measures to ensure appropriate focus on creating value for all of our stakeholders. The corporate level goals for our 2006 annual incentive program at threshold, target and maximum as well as the actual results achieved are presented in the table below. If appropriate, Hanger may also develop divisional performance measures, such as Revenue and EBITDA, to measure financial performance under the annual incentive program for individuals with division level responsibilities as was the case with Mr. May for 2006.

2006 Corporate Performance Measures	Threshold	Target	Maximum	Actual Results

Revenue	$555 million	$605 million	$655 million	$598.8 million
EBITDA	$72 million	$80 million	$85 million	$77.1 million
EPS	$0.33	$0.43	$0.50	$0.49	(1)

(1)	Pro-forma for the effects of the re-financing announced in May 2006.

The performance measure targets are set as a part of our strategic budgeting and goal setting process that begins in December and is finalized in February. Targets for threshold, target and maximum levels for each of the performance measures used for the annual incentive program are approved by the Committee in February for our named executive officers.

In addition to these financial goals, our named executive officers have individual goals that they must achieve for their individual performance which are focused on the Company’s strategic and operational initiatives. Individual performance is measured on initiatives such as cost reductions, process improvement, business development opportunities and people initiatives. An executive’s individual objectives may be qualitative or quantitative. The individual goals are typically developed to be stretch goals that are challenging for the executive to achieve.

The financial and individual performance measures are weighted to reflect the focus of our annual strategic business plan. In determining the annual incentive payments to make to our named executive officers, the Committee may use discretion when assessing the individual’s performance compared with the qualitative objectives established for the individual goals.

After year end, we assess the attainment of the performance measures for the most recently completed year for the annual incentive program against both financial and individual goals. The final assessment of the year-end results is made in February at which time any payments are approved for payment by March 15th.

Actual annual incentive awards paid to our executives for 2006 were below target annual incentive percentages based on actual performance. See the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for the 2006 annual incentive payments to each named executive officer paid in 2007.

Long-Term Incentive Compensation

Long-term incentive compensation opportunities are provided to our named executive officers to encourage the executives’ continued commitment to the Company by motivating and rewarding financial performance and stock price appreciation. We believe this is an important component of their pay which directly aligns the executives with shareholders since amounts granted, earned and realized are dependent on actual stock price performance.

When determining individual grants, we consider the results of a periodic assessment of competitive market data and the individual performance and contributions the named executive officer has made to the Company’s performance as well as the contributions that are expected to be made in the future based on the executive’s role. Every three to four years, we conduct a competitive market assessment to establish a general range for the number of shares to grant to our named executive officers. We target the median of competitive market data to set our long-term incentive awards with the potential to earn above the median if the Company has exceptional performance. Competitive long-term incentive market data is developed based on an assessment of market practices of our peer group and published survey data. This assessment was most recently made at the end of 2005. The Compensation Committee approves all grants to named executive officers.

We believe our methodology of reviewing the general range for the number of shares for long-term incentive grants every three to four years is appropriate. Our logic is that, by not automatically readjusting the general range for the number of shares granted annually, the fluctuating stock price will impact our executives in the same manner as our shareholders. For instance, if awards are recalibrated annually, below targeted performance resulting in lower stock price could result in additional shares being granted to our named executive officers. We want to avoid this unintended potential to reward below target performance as well as preclude the additional dilutive effect to shareholders. Likewise, we perceive it to be a detriment to our executives if an increase in stock price due to above average performance results in fewer shares granted. By not recalibrating in the first year of the stock price increase, our executives are recognized for the above-target performance which increased the stock price and are further encouraged to sustain the performance level achieved.

In 2003, we commenced a multiple year transition process (completed in 2006) to grant long-term incentives using restricted shares in lieu of stock options. Our decision to make this transition from stock options to full value shares was based on the less dilutive effect of full value shares to our shareholders, the new accounting rules requiring the expensing of stock options and the possibility of providing a disincentive to executives if the stock price decreases below the grant price.

Beginning with the grant in 2003, we granted our named executive officers both stock options and time-based restricted shares. Prior to 2003, we granted our long-term incentive awards primarily in the form of stock options. We also anticipate continuing this transition in the future with the grant of both time-based and performance-based restricted shares.

In addition, we have been moving from an 18-month grant cycle to a more typical and appropriate annual cycle. On June 12, 2006, we granted time-based restricted shares to our named executive officers which were 15 months after the previous grant. The stock price at the time of this grant was $7.98. We expect to continue to make grants of restricted shares in 2007 and annually thereafter.

Only restricted shares were granted to our named executive officers in 2006. They vest 25% annually over 4 years on the anniversary of the grant date commencing on the first anniversary. The awards are taxable income to the named executive officer when the award vests in the amount equal to the number of shares vested multiplied by the Company’s stock price on the vesting date. Also, on the vesting date, the Company generally receives a tax deduction in the same amount. The grants are valued as of the grant date for accounting purposes under Statement of

Financial Accounting Standards Number 123 (Revised December 2004). The grants made in 2006 to each of our named executive officers are included in the Grants of Plan-Based Awards Table and are presented using the accounting values. The Company does not coordinate the timing of equity grants with the release of material, non-public information.

Special Review of Previously Granted Stock Options

In 2006, we conducted a review of stock options previously granted by the Company. This analysis, which covered a 7-year period, was reviewed by outside counsel. We concluded that there was no indication of any backdating of options. The data reflects that the strike prices of the options were equal to the stock price on the grant date. To ensure no perception of manipulating the timing of grants, we also reviewed the strike price of each grant and concluded that all were within a reasonable range of the highs and lows for the month of the grant; in fact, there were no grants made at share’s low price for the month of grant and the strike prices were usually higher than the midpoint of the price for each month. Grants made all correspond appropriately with actions taken by the Board, by the Compensation Committee or under the provisions of employment agreements.

Other Pay Elements

Employment Agreements

All of our named executive officers have entered into employment agreements with the Company. The agreements provide for compensation and benefits such as:

•	Base salary,

•	Annual and long-term incentive opportunities,

•	Benefits that are provided to all employees of the Company who meet the eligibility requirements,

•	Various executive benefits such as a company-provided automobile,

•	Severance benefits, and

•	Change in control severance protection which may only be triggered upon a change in control and a material change in the terms of employment or responsibilities.

We currently provide no other special benefits not outlined in the agreements. We also allow no tax gross ups for executive benefits with the exception of excise taxes that may be imposed on the executive due to a change in control. The employment agreement of each named executive officer is described below.

Employment agreement with Mr. Ivan R. Sabel

The employment and non-compete agreement, dated as of April 29, 1999, as amended to comply with Internal Revenue Code Section 409A, between Hanger and Ivan R. Sabel, Chairman and CEO, had an initial five-year term which ended on April 28, 2004. Presently, the agreement automatically renews each year for successive one-year periods unless terminated by either party.

The employment agreement entitles Mr. Sabel to certain perquisites that have been offered to him to complete his overall annual compensation package. As shown in the Summary Compensation Table, the value of these perquisites in 2006 was $44,745. These benefits include:

•	Taxable reimbursement for medical expenses not covered by the Company’s Basic Group Health insurance;

•	Premiums for supplemental long-term disability insurance;

•	Premiums for long-term care insurance for Mr. Sabel and his spouse;

•	Premiums for supplemental life insurance equal to two times his salary;

•	A Company-provided automobile; and

•	Financial and tax planning services.

Mr. Sabel is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 90% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65. See “Retirement Benefits” below for a description of our Supplemental Executive Retirement Plan.

Mr. Sabel’s employment agreement contains a severance provision which provides that upon the termination of his employment without cause, Mr. Sabel will receive severance compensation equal to 24 months of his base salary then in effect plus two years of his annual target bonus. Benefits continuation will be provided to Mr. Sabel for eighteen months following his termination. Mr. Sabel’s employment agreement further provides that if his employment is terminated within two years after a change in control of the Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 25 miles from his then current location, or any material breach of his employment agreement by the Company, then within 90 days after the occurrence of any such triggering events, Mr. Sabel may resign and receive a continuation of his benefits for a period of 18 months and severance compensation equal to 24 months of base pay then in effect plus two years of his annual target bonus. If any excise, income and other taxes resulting from the imposition of parachute penalties of the Internal Revenue Code or applicable state tax law are imposed, Mr. Sabel will receive a payment for these taxes.

In the event of his disability or death, Mr. Sabel or his estate, will receive a payment equal to two years of base salary and two years of target bonus payments, less any disability payments he would be eligible to receive.

All unvested restricted shares granted to Mr. Sabel will immediately vest on the date of his termination unless such termination is by the Company for due cause or voluntarily by Mr. Sabel prior to retirement (at or after the age of 65).

Mr. Sabel’s employment agreement also contains non-compete provisions which provide that upon the termination of his employment, Mr. Sabel will not be able to engage in any business that is competitive with the Company anywhere in the continental United States and will be unable to solicit any of our employees or customers for a period of 24 months from the date of termination.

Employment agreement with Mr. Thomas F. Kirk

The employment and non-compete agreement between Hanger and Thomas F. Kirk, President and Chief Operating Officer, dated January 2, 2002, as amended to comply with Internal Revenue Code Section 409A, provided for the continuation of his employment in those positions for a period of five years, which ended January 2, 2007. Presently, the agreement is automatically renewed for successive one-year terms unless terminated by either party.

The employment agreement entitles Mr. Kirk to certain perquisites that have been offered to him to complete his overall annual compensation package. As shown in the Summary Compensation Table, the value of these perquisites in 2006 was $54,468. These benefits include:

•	Taxable reimbursement for medical expenses not covered by the Company’s Basic Group Health insurance;

•	Premiums for supplemental long-term disability insurance;

•	Premiums for supplemental life insurance equal to two times his salary;

•	A housing allowance;

•	Eligibility for a Company-provided automobile; and

•	Financial and tax planning services.

Mr. Kirk is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 85% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.

The change in control, severance and non-compete provisions of Mr. Kirk’s agreement are similar to those contained in Mr. Sabel’s agreement.

Employment agreement with Mr. George E. McHenry

The employment and non-compete agreement between Hanger and George E. McHenry, Executive Vice President and Chief Financial Officer, dated August 1, 2001, as amended to comply with Internal Revenue Code Section 409A, provided for the continuation of his employment in those positions for a period of five years, through October 15, 2006. Presently, the agreement is automatically renewed for successive one-year terms unless terminated by either party.

The employment agreement entitles Mr. McHenry to certain perquisites that have been offered to him to complete his overall annual compensation package. As shown in the Summary Compensation Table, the value of these perquisites in 2006 was $9,810. These benefits include:

•	Premiums for supplemental long-term disability insurance;

•	Premiums for supplemental life insurance equal to two times his salary; and

•	A Company-provided automobile.

Mr. McHenry is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 75% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.

Mr. McHenry’s employment agreement contains a severance provision which provides that upon the termination of his employment without cause, Mr. McHenry will receive severance compensation equal to 18 months of his base salary then in effect plus one and one-half years of his annual target bonus plus continuation of his benefits for a period of 18 months. Mr. McHenry’s employment agreement further provides that if his employment is terminated within two years after a change in control of the Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 25 miles from his then current location, or any material breach of his employment agreement by the Company, then within 90 days after the occurrence of any such triggering events, Mr. McHenry may resign and receive a continuation of his benefits for a period of 18 months and severance compensation equal to 18 months of his base pay then in effect plus one and one-half years of his annual target bonus. Mr. McHenry will receive a payment equal to any excise, income and other taxes resulting from the imposition of parachute penalties of the Internal Revenue Code or applicable state tax law.

In the event of his disability or death, Mr. McHenry or his estate will receive a payment equal to 18 months of base salary and 18 months of bonus payments, less any disability payments he would be eligible to receive.

All restricted shares granted to Mr. McHenry will immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause or following a change of control.

Mr. McHenry’s agreement also contains non-compete and non-solicitation provisions that provide that upon the termination of his employment, he will be unable to engage in any business that is competitive with the Company anywhere in the continental United States and he will be unable to solicit any of the Company’s employees or customers for a period of two years.

Employment agreement with Mr. Richmond L. Taylor

The employment and non-compete agreement between Hanger and Richmond L. Taylor, Executive Vice President of the Company and Chief Operating Officer of the Company’s patient-care subsidiary, as amended to comply with Internal Revenue Code Section 409A, has a five-year term which ends April 17, 2008. Thereafter, the agreement is automatically renewed for successive one-year terms until terminated by either party.

The employment agreement entitles Mr. Taylor to certain perquisites that have been offered to him to complete his overall annual compensation package. As shown in the Summary Compensation Table, the value of these perquisites in 2006 was $12,745. These benefits include:

•	Premiums for supplemental long-term disability insurance;

•	Premiums for supplemental life insurance equal to two times his salary; and

•	A Company-provided automobile.

Mr. Taylor is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 80% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.

The change in control, severance and non-compete provisions in Mr. Taylor’s agreement are generally the same as those contained in Mr. McHenry’s employment agreement, except that the non-compete provisions only apply for 18 months following termination of employment.

Employment agreement with Mr. Ron May

Ron May entered into an annually renewing employment agreement with the Company dated as of January 1, 2003.

Mr. May receives certain perquisites that have been offered to him to complete his overall annual compensation package although not contractually required as a provision of his agreement. As shown in the Summary Compensation Table, the value of these perquisites in 2006 was $11,489. These benefits include:

•	Premiums for supplemental life insurance equal to one times his salary; and

•	A Company-provided automobile.

Mr. May is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 65% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.

The severance provisions in Mr. May’s agreement provide that in the event that Mr. May’s employment is terminated by reason of disability, a change of control or without cause, then Mr. May shall receive a payment equal to 18 months of his then base salary. In the event of a change of control, Mr. May will receive a payment equal to any excise, income and other taxes resulting from the imposition of parachute penalties of the Internal Revenue Code or applicable state tax law.

Mr. May’s agreement also contains non-compete and non-solicitation provisions that provide that upon the termination of his employment, Mr. May will be unable to engage in any business that is competitive with the Company anywhere in the continental United States and will be unable to solicit any of our employees or customers for a period of 24 months after the date of termination.

Retirement benefits

Our named executive officers are eligible to participate in the Company’s nonqualified Supplemental Executive Retirement Plan (“SERP”). This benefit is intended to encourage and reward the long-term commitment of our named executive officers to the Company.

The SERP is a nonqualified, unfunded plan that provides retirement benefits for executive officers and key employees of the Company as designated by the Compensation Committee. The plan contains provisions to ensure its compliance with Internal Revenue Code Section 409A.

The SERP benefit is determined by the benefit percentage assigned by the Compensation Committee to an executive and is not primarily determined on the basis of average compensation and years of service. Benefits accrue pro rata over the number of years (not to exceed 20) from a participant’s initial coverage by the SERP until the participant reaches the age of 65. Vesting is at the rate of 20% per year of employment with the Company. The SERP benefit, once calculated, is paid out annually for a 15 year period, commencing after a participant’s retirement from the Company, with no social security reduction or other offset. Upon the death of a participant, any unpaid vested benefits will be paid to the designated beneficiary of the participant. If a participant retires from the Company before reaching the age of 65, then the benefits of such participant under the SERP will be subject to a reduction for early commencement.

Upon the occurrence of a change in control of the Company, as defined in the SERP, all actively employed participants will be deemed to be 100% vested and the vested, accrued benefit will be funded via a Rabbi Trust in an amount equal to the present value of the accrued benefits. Periodic payments may be made to the trust so the trust’s assets continue to equal the present value of the accrued benefits. The trust is subject to the Company’s creditors’ claim in the event of the Company’s insolvency.

The estimated present value of these benefits at age 65 for each of our named executive officers is shown in the Pension Benefits Table. The projected change (December 2006 versus December 2005) in the present value of this benefit is shown in the Summary Compensation Table.

Other Compensation-Related Policies

Securities Trading Policy

We have a policy that executive officers and directors may not purchase or sell Company stock when they may have nonpublic material information. In addition, this policy provides that no director or officer may sell short or engage in transactions in put or call options relating to securities of the Company.

Stock Ownership Guidelines

Whereas we strongly encourage our named executive officers to maintain an ownership interest primarily through annual grants of restricted shares, we have no formal stock ownership guidelines or requirements in place.

Compensation Recovery Policy

The Committee has instituted a policy that it will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in activities that caused or partially caused a restatement of financial results. If circumstances warrant, we will seek to require an executive officer to reimburse the Company for certain portions of the executive officer’s compensation for the relevant period, as provided by law.

Limitations on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code provides that publicly-held companies may not deduct, in any taxable year, compensation in excess of $1 million paid to the CEO and the four other most highly compensated executive officers of the Company which is not “performance-based” as defined in that section.

We are taking measures, including the proposed amendment to the 2002 Stock Incentive Plan, to ensure that whenever possible the performance-based compensation paid to our named executive officers is deductible under Section 162(m). However, we retain the authority to exercise discretion in payments made to our named executive officers which under some circumstances may result in compensation not being deductible. With shareholder approval, the awards to be granted under the Company’s 2002 Stock Incentive and Bonus Plan may qualify as “performance-based compensation.” Compensation currently paid by the Company which is not “performance-based” has been less than the amount of the deduction limit and such compensation therefore, qualifies for deductibility under Section 162(m).

Compensation Committee Report

The compensation committee of the board of directors has reviewed and discussed the above Compensation Discussion & Analysis with management and, based on such review and discussion, has recommended to the board of directors that the Compensation Discussion & Analysis be included in the company’s proxy statement.

Eric Green (Chair)
Thomas P. Cooper, M.D.
Edmund E. Charrette, M.D.

PROPOSAL TWO — APPROVAL OF AMENDMENT TO 2002 STOCK INCENTIVE PLAN

On January 28, 2002, the Board of Directors of the Company approved, and on May 30, 2002, the shareholders of the Company ratified the adoption of, the Company’s 2002 Stock Option Plan (the “2002 Plan”) and the authorization of a total of 1,500,000 shares of Common Stock to underlie options granted and to be granted under the 2002 Plan. The 2002 Plan replaced the Company’s expired 1991 Stock Option Plan (the “1991 Plan”). The 2002 Plan currently provides for (i) the granting to employees of the Company of both incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and non-qualified stock options (“NQSOs”) which do not qualify as incentive stock options under Section 422 of the Code. (ISOs and NQSOs previously granted under the 1991 Plan and ISOs and NQSOs granted under the 2002 Plan are collectively referred to hereinafter as “Options.”). On February 6, 2003, the Board of Directors of the Company approved, and on May 30, 2003, the shareholders of the Company ratified, an amendment to the 2002 Plan to provide for the grant of restricted stock awards under the 2002 Plan in addition to the existing provisions of the 2002 Plan relating to the issuance of Options and, accordingly, to rename the 2002 Plan to be the 2002 Stock Incentive (rather than Option) Plan. On March 23, 2006, the Board of Directors of the Company approved, and on May 12, 2006, the shareholders of the Company ratified, an amendment to the 2002 Plan to increase the number of shares of Common Stock authorized for issuance under the 2002 Plan by 2,700,000 shares.

On March 19, 2007, the Board of Directors of the Company approved an amendment to effect certain changes to the 2002 Plan, most notably the incorporation of the Company’s current annual incentive plan for certain executive officers into the 2002 Plan. The proposed amendment would result in the following changes to the 2002 Plan:

•	Addition of performance-based cash awards (“Incentive Awards”);

•	Limitation on the number of Options, shares of restricted stock, annual Incentive Awards and long-term Incentive Awards that an individual can receive during any calendar year;

•	Addition of a list of specific performance goals that the Company may use for the provision of Awards under the 2002 Plan;

•	Limitation on the total number of shares of stock issued pursuant to the exercise of ISOs;

•	Addition of a provision allowing for the Company to institute a compensation recovery policy, which would allow the Compensation Committee, in appropriate circumstances, to seek reimbursement of certain compensation realized under Awards granted under the 2002 Plan; and

•	Inclusion of customary boilerplate provisions.

Approval of this amendment to the 2002 Plan by the holders of a majority of the Company’s outstanding shares of Common Stock present or represented at the annual meeting of stockholders is required for the adoption of such amendment. The description of the material provisions of the 2002 Plan contained in this Proxy Statement, as amended by such proposed amendment thereto, including the changing of the name of the 2002 Plan to the “Amended and Restated 2002 Stock Incentive and Bonus Plan,” is qualified by reference to the full provisions of the 2002 Plan, a copy of which is set forth as Appendix 1 to this Proxy Statement.

Rationale for Amendment

The primary reason for this amendment is the formalization of the Company’s current annual incentive plan for certain executive officers, which plan shall continue to be administered in a manner consistent with the Company’s past practices, in the form of Incentive Awards to be granted pursuant to the 2002 Plan. In addition, the amendment allows Incentive Awards and equity awards granted under the 2002 Plan to qualify as performance-based compensation under Code Section 162(m), thereby assuring the Company’s deduction for amounts payable or the value of shares issued under such awards. The amendment to the 2002 Plan does not confer any additional awards on the participants but is simply intended to formally document the limits on amounts payable and the performance goals that may be used under the Company’s current annual incentive plan and equity awards in accordance with Section 162(m) of the Code.

Administration

The 2002 Plan will continue to be administered by the Compensation Committee (the “Committee”) consisting of three directors appointed by the Board. The members of the Committee, who presently are Eric Green (Chair), Thomas P. Cooper, M.D. and Edmond E. Charrette, M.D., are not eligible to receive Options, restricted stock awards or Incentive Awards (each, an “Award”) under the 2002 Plan. The Committee has the authority to determine the employees to whom Awards are granted and, subject to the provisions of the 2002 Plan, the terms of Awards, including whether such an Option is to be an ISO or NQSO and the amount payable upon achievement of specified performance goals under an Incentive Award.

Purpose

The purpose of the 2002 Plan will continue to be to attract, retain and motivate officers and key employees of the Company and its subsidiaries and to provide a means by which such persons may be given an opportunity to acquire a proprietary interest in the Company through the ownership of Common Stock through the exercise of stock Options granted under the 2002 Plan or the receipt of restricted stock awards under the 2002 Plan.

Eligible Employees

The 2002 Plan will continue to provide for the granting of Options and restricted stock awards to officers and key employees of the Company and its subsidiaries selected by the Committee. The 2002 Plan will also now provide for the granting of Incentive Awards to officers and key employees of the Company and its subsidiaries selected by the Committee. Approximately 200 persons are currently eligible to participate under the stock incentive portion of the 2002 Plan. No decision has been made by the Committee as to when, to whom or in what amounts Awards will be granted this year or any future year under the 2002 Plan.

Limitations on Grants

Subject to adjustment upon a change in capitalization, the Committee shall not grant to an individual during any calendar year: (i) Options for more than 270,000 shares of Common Stock; (ii) an award of restricted stock relating to more than 270,000 shares of Common Stock; (iii) an annual Incentive Award that would result in payment of more than $1,000,000; or (iv) a long-term Incentive Award that would result in payment of more than $1,000,000.

Authorized Shares

A total of 4,200,000 shares of Common Stock are authorized by the Company’s Board of Directors and approved by the Company’s stockholders for possible issuance under the 2002 Plan, subject to adjustment as provided under the 2002 Plan. The total number of shares of Common Stock issued pursuant to the exercise of ISOs shall not exceed 1,050,000 in the aggregate, subject to adjustment in accordance with the 2002 Plan. As of March 8, 2007, a total of 2,198,419 shares of Common Stock remain available for issuance as either Options or restricted shares. No Options were issued under the 2002 Plan during the year ended December 31, 2006. A total of 350,000 restricted shares were issued under the 2002 Plan, with an aggregate fair market dollar value equal to $2,793,000, to all named executive officers of the Company during 2006. A total of 392,250 restricted shares were issued under the 2002 Plan, with an aggregate dollar value equal to $3,112,105, to all other employees of the Company during 2006. Shares of Common Stock subject to Options that lapse or are cancelled or subject to restricted stock awards that are forfeited will continue to become available for issuance pursuant to future Options or restricted stock awards granted under the 2002 Plan.

Options Granted Under the 2002 Plan

The 2002 Plan will continue to provide for the issuance of ISOs and NQSOs. As discussed below under “Tax Consequences Regarding Options,” the Company would be able to recognize certain deductions in connection with NQSOs that may not be recognized in the case of ISOs.

Option Exercise and Payment

The amount (valued at the time of grant) of an ISO that vests in any one calendar year may not exceed $100,000. Furthermore, no ISO may be granted under the 2002 Plan to any person who, as of the time of the grant, owns capital stock of the Company possessing more than 10% of the total combined voting power of the Company, unless the exercise price of the ISO is at least 110% of the fair market value on the date of grant of the shares of Common Stock subject to the ISO, and the term of the ISO does not exceed five years from the date of grant.

The exercise price of ISOs as well as NQSOs under the 2002 Plan may not be less than the fair market value of the Common Stock on the date of grant of the Option. In some cases, as discussed above, the exercise price of ISOs may not be less than 110% of the fair market value of the Common Stock on the date of grant. “Fair market value” is defined under the 2002 Plan generally to mean the reported last sale price of the Common Stock on the date immediately preceding the date for which the value is being determined, as reported by the New York Stock Exchange (or such other national securities exchange or inter-dealer quotation system on or in which the shares of Common Stock are listed or included in the future). The 2002 Plan prohibits the “back-dating” of Options.

In the event of a proposed merger, consolidation, dissolution or liquidation of the Company, each Option will terminate unless otherwise provided by the Board of Directors. If the Board makes an Option terminate upon a merger or sale of assets, the Board will notify the optionee that the Option will be exercisable in full at that time for a period of 30 days from the date of such notice and the Option will terminate upon the expiration of such period.

The exercise price of Options granted under the 2002 Plan may be paid for (i) in cash, (ii) in shares of Common Stock already owned by the optionee and valued at their fair market value on the date of exercise of the Option, or (iii) by a combination of (i) and (ii) above, in the manner provided in the Option agreement entered into in connection with each Option. No Option granted under the 2002 Plan may be exercised after the expiration of 10 years from the date it was granted.

Subject to the above limitations, provisions relating to the time or times at which an Option may be exercisable will be included in the Option agreement entered into by the Company and an optionee upon the granting of an Option. Options granted under the 2002 Plan will be non-transferable by the optionee otherwise than by will or the laws of descent and distribution and will be exercisable during the optionee’s lifetime only by him or her.

Restricted Stock Granted under the 2002 Plan

The 2002 Plan will continue to provide for the issuance of awards of restricted stock. The shares of Common Stock granted under the 2002 Plan will be restricted because they will be subject to whatever restrictions, including but not limited to vesting periods, as may be determined by the Committee, although the 2002 Plan requires that a restricted stock award that vests upon attainment of performance goals have a vesting period of at least one year and in any other case have a ratable vesting period of at least three years. If the recipient employee ceases to be an employee of the Company (except in cases of the employee’s death, total or permanent disability or a change in control of the Company) prior to the date on which all the restrictions on the restricted shares have been satisfied or expired, then such employee will forfeit all such restricted shares as to which such restrictions have not been satisfied or expired prior to that time. For an award of restricted stock that is intended to be performance-based under Section 162(m) of the Code, the restricted stock must vest upon the attainment of one or more of the performance goals set forth below under the heading “Performance Goals”.

In the event of a proposed merger, consolidation, liquidation or dissolution, the Board will provide the stockholder with written notice at least 30 days prior to such event. All remaining restricted shares shall fully vest and all restrictions shall be removed as of the date such notice is given.

Incentive Award Agreements

The 2002 Plan provides for the grant of Incentive Awards. Each Incentive Award made under the 2002 Plan shall contain such terms and conditions, not inconsistent with the 2002 Plan, as the Committee considers appropriate, including but not limited to the performance goal(s), performance period (which must be a period of one year or less for annual Incentive Awards, and more than one year for long-term Incentive Awards), the potential amount payable in cash or Common Stock, and the timing of payment. All or a portion of the amount subject to the Incentive Award must be contingent on the achievement or partial achievement of one or more performance goals during the performance period, although the Committee may specify that all or a portion of the performance goals subject to an Incentive Award are deemed achieved upon a participant’s death, disability or such other circumstances as the Committee may specify.

Performance Goals

For purposes of the 2002 Plan, “performance goals” means any goals the Committee establishes that relate to the performance of the Company or any one or more of its subsidiaries, or other business units, including net sales, cost of sales, gross income, gross revenue, operating income, earnings (before interest, taxes, depreciation and/or amortization), income from continuing operations, net income, earnings per share (including diluted earnings per share), fair market value of a share of Common Stock, cash flow, net cash provided by operating activities, ratio of debt to debt plus equity, return on shareholder equity, return on invested capital, return on average total capital employed, return on net assets employed before interest and taxes, operating working capital, average accounts receivable, average inventories, economic value added and customer satisfaction. As to each performance goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, if applicable, but, unless otherwise determined by the Committee, will exclude the effects of certain extraordinary events, such as gains or losses on the disposition of a business or operating unit or changes in tax or accounting regulations or laws. In the case of Awards that the Committee determines will not be considered “performance-based compensation” under Section 162(m) of the Code, the Committee may establish other performance goals not listed in the 2002 Plan, including subjective goals.

During the year ended December 31, 2006, the Company granted Incentive Awards to its named executive officers with an aggregate value of $427,620.

For a detailed discussion of all Awards granted to our named executive officers, please see the discussion set forth under “Compensation Discussion & Analysis” and “Compensation Related Matters” included in this Proxy Statement.

Compensation Recovery Policy

The 2002 Plan provides that the Committee may institute a policy that, in appropriate circumstances, it will evaluate whether to seek the reimbursement of certain compensation realized under Awards granted under the 2002 Plan to an executive officer if such executive officer engages in activities that caused or partially caused a restatement of the Company’s financial results. In such a case, the Company shall have the right, notwithstanding any provision of the 2002 Plan, any Award or any Award agreement to the contrary, to require the executive officer to reimburse the Company for the amount of compensation paid (including the value of any shares of Common Stock issued) under the 2002 Plan for the relevant period, as provided by law.

Adjustments Upon Changes in Capitalization

In the event any change in capitalization of the Company results from a stock split or payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without the receipt of consideration, appropriate adjustments will be made (i) to the shares of Common Stock reserved for the grant of Options and restricted shares under the 2002 Plan; (ii) the maximum number of shares of Common Stock with respect to which an employee may receive an Option or award of restricted stock; (iii) the shares of Common Stock then included in each outstanding Option granted under the 2002 Plan; and (iv) the exercise price of each outstanding Option granted under the 2002 Plan.

Amendment and Termination of the 2002 Plan

The Board of Directors may amend the 2002 Plan at any time or from time to time, or may terminate it without the approval of stockholders; provided, however, that the approval of the holders of a majority of the outstanding shares of the Company entitled to vote is required for any amendment which would (i) materially increase the benefits accruing to participants under the 2002 Plan, (ii) materially increase the number of shares of Common Stock which may be issued under the 2002 Plan, or (iii) materially modify the requirements as to eligibility for participation in the 2002 Plan or expand the list of performance goals. No such action by the Board of Directors or shareholders may unilaterally alter or impair any Option or restricted shares previously granted under the 2002 Plan without the consent of the recipient employee.

Tax Consequences Regarding Options

The grant of an Option under the 2002 Plan creates no income tax consequences to the key employee or the Company. A key employee who is granted a NQSO will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company generally will be entitled to a deduction in the same amount and at the same time ordinary income is recognized by the key employee. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise.

In general, a key employee will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, any gain or loss realized by the key employee on the disposition of the Common Stock acquired pursuant to the exercise of an ISO will be treated as a long-term capital gain or loss and no deduction will be allowed to the Company. If the key employee fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant of the ISO and one year from the date of exercise, the key employee will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition or (b) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The Company generally will be entitled to a deduction in the same amount and at the same time ordinary income, if any, is recognized by the key employee. Any additional gain realized by the key employee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Common Stock has been held for more than one year from the date of exercise.

Tax Consequences Regarding Restricted Stock

A key employee of the Company will not recognize income at the time an award of restricted stock is made under the Incentive Plan unless he or she makes the election described below. If the key employee does not make this election, then the key employee will recognize ordinary income when all the restrictions on the restricted stock lapse. The amount of income recognized equals the fair market value of the restricted stock on the date that all of the restrictions lapse reduced by the amount, if any, paid by the key employee for the restricted stock. The Company generally will be entitled to a deduction in the same amount and at the same time the key employee recognizes income. Any otherwise taxable disposition of the restricted stock after the applicable restrictions lapse will result in capital gain or loss (long-term or short-term depending on the length of time the shares of restricted stock are held after the date that the restrictions lapse).

A key employee may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award under Internal Revenue Code Section 83(b) in an amount equal to the fair market value of the restricted stock on the date of the award, reduced by the amount, if any, the key employee pays for the restricted stock. The Company generally will be entitled to a corresponding deduction in the same amount and at the same time the key employee recognizes income. Any otherwise taxable disposition of restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the length of time the shares of restricted stock are held after the grant date of the restricted stock). If the key employee makes this election and subsequently forfeits the restricted stock, then the key employee will not be entitled to deduct any loss except to the extent of the amount, if any, the key employee paid for the restricted stock. The Company is required, however, to include as ordinary income the amount of the deduction the Company previously claimed with respect to the forfeited shares.

Code Section 409A

We have structured the 2002 Plan with the intention that all awards granted under the 2002 Plan will be exempt from Code Section 409A. If an award granted under the 2002 Plan were subject to Section 409A, then, unless certain requirements set forth in Code Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties).

Code Section 162(m)

In general, Code Section 162(m) denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1 million per year per person to its chief executive officer and the other four highest paid officers whose compensation is disclosed in its proxy statement. Certain performance-based compensation, the material terms of which are disclosed to and approved by stockholders, is not, however, subject to this limitation on deductibility. We have structured the 2002 Plan with the intention that awards would generally be qualified performance-based compensation and would be deductible without regard to the limitations otherwise imposed by Code Section 162(m).

Other Considerations

Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to excess parachute payments within the meaning of Code Section 280G to the extent that such payments, when aggregated with other payments subject to Code Section 280G, exceed the limitations contained in that provision. Such excess parachute payments would not be deductible by us and would be subject to an excise tax of 20 percent.

The foregoing summary of the federal income tax consequences of the 2002 Plan is based on present federal tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

Transferability

Awards granted under the 2002 Plan will be non-transferable other than by will or the laws of descent and distribution. Restricted shares of Common Stock granted under the 2002 Plan will be non-transferable until all restrictions on such shares have been satisfied or expired.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSED AMENDMENT TO THE 2002 STOCK INCENTIVE PLAN.

PROPOSAL THREE — APPROVAL OF AMENDMENT TO THE 2003 NON-EMPLOYEE
DIRECTORS’ STOCK INCENTIVE PLAN

The 2003 Non-Employee Directors’ Stock Incentive Plan (the “2003 Plan”), as amended, was approved by the Board of Directors on March 23, 2006, and ratified by the shareholders on May 12, 2006. The 2003 Plan currently provides for an automatic annual grant to each eligible director of 8,500 shares of restricted stock, with such restricted shares vesting over a period of three years. Directors also may elect to receive 110% of his or her annual director fee in shares of restricted stock rather than cash. In addition, the 2003 Plan provides for an automatic annual grant of 2,000 restricted shares of Common Stock to the lead non-management director.

The compensation of directors pursuant to the 2003 Plan is closely aligned with the Best Practices recommended by the National Association of Corporate Directors, including:

•	A clear process, with independent consultants, was used to determine the appropriate compensation program for the non-employee directors.

•	A substantial target for stock ownership by each director, in a pre-determined timeframe, has been established. Each director is expected to own $150,000 of Hanger stock within five years.

•	The directors are paid only in cash or equity. There are no existing benefit programs established for the directors.

•	Equity makes up substantially more than half of the overall compensation for the directors.

•	The proxy fully discloses the value of all of the elements of compensation for the directors.

The proposed amendment to the 2003 Plan, which was approved by the Board of Directors on March 19, 2007, primarily changes the 2003 Plan by providing for the issuance by the Company of restricted stock units (“RSUs”) to its non-employee directors, at the option of such director. The RSUs effectively allow the director to elect to defer receipt of the shares of restricted stock which the director would ordinarily receive on an annual basis until (i) the January 15th of the year following the calendar year in which the director terminates service on the Board of Directors or (ii) the fifth, tenth, or fifteenth anniversary of the annual meeting date on the election form for that year. The director will have the opportunity to elect to receive his or her annual grant of restricted stock, including shares to be received in lieu of the annual director fee, in the form of RSUs, with such election to take place on or prior to the date of the annual meeting of stockholders for such year.

The proposed amendment to the 2003 Plan is designed to continue to maintain the Company’s ability to attract and retain the services of experienced and highly qualified outside directors and to increase their proprietary interest in the Company’s continued success. Approval of the proposed amendment to the 2003 Plan by the holders of a majority of the Company’s outstanding shares of Common Stock present or represented at the annual meeting of stockholders is required for the adoption of the amendment to the 2003 Plan. The following description of the material provisions of the 2003 Plan is qualified by reference to the full provisions of the 2003 Plan, a copy of which is set forth as Appendix 2 to this Proxy Statement.

Administration

The 2003 Plan will continue to be administered by the Compensation Committee of the Board of Directors of the Company. Although the Committee will be authorized to interpret the 2003 Plan and establish rules relating to its implementation, the Committee’s administrative functions will be ministerial in view of the 2003 Plan’s explicit provisions described below, including those related to eligibility for restricted stock and RSU grants and predetermination of the timing, pricing and amount of such grants. Furthermore, the Committee may not amend the 2003 Plan or take any action that would materially increase the benefits accruing to participants under the 2003 Plan.

Eligibility

Directors of the Company who are not employed by the Company or any affiliate of the Company will be eligible to receive stock grants under the 2003 Plan. Seven of the Company’s present directors (i.e., Edmond E. Charrette, M.D., Thomas P. Cooper, M.D., Cynthia Feldmann, Eric Green, Isaac Kaufman, Bennett Rosenthal and H.E. Thranhardt) are currently eligible to participate in the 2003 Plan and will be eligible to participate under the 2003 Plan following their reelection.

Authorized Shares

Subject to adjustment as provided under the 2003 Plan, a total of 500,000 shares of Common Stock are reserved for possible issuance under the 2003 Plan upon either the exercise of options or the grant of restricted stock awards or RSU awards under the 2003 Plan. In the event of the expiration or termination of an option prior to exercise, the shares subject to such option will become available for the grant of additional restricted shares or RSUs under the 2003 Plan. In the event the recipient director of a restricted stock or RSU grant ceases to be a director of the Company prior to the vesting of the restricted stock or RSU as described below, then the shares subject to such grant will become available for the grant of additional restricted shares or RSUs under the 2003 Plan. Adjustments will be made in the number of shares subject to the 2003 Plan, the number of shares subject to outstanding options, the exercise price of outstanding options and the number of shares subject to subsequent grants of restricted stock and RSUs, in each case to reflect changes in the Company’s Common Stock through changes in the corporate structure or capitalization such as through a stock dividend, stock split or merger.

Grants under the 2003 Plan

The 2003 Plan, as amended pursuant to the proposed amendment, permits the granting of restricted shares of Common Stock and RSUs to eligible directors of the Company, as explained in greater detail below.

Amount and Terms of Option Grants.  No further grants of options to purchase Common Stock will be granted pursuant to the 2003 Plan. The exercise price of each previously granted option was equal to 100% of the fair market value per share of the Common Stock on the date prior to the date that the option was granted, which was the closing sale price of the shares as reported by the New York Stock Exchange. Each option vests over a three-year period from the date of grant of such option. Each option will expire ten years from the date of grant; provided, however, that (i) in the event of the termination of a director’s service other than by reason of total and permanent disability, death or retirement, the then outstanding options of such holder will expire three months after such termination, and (ii) in the event of the termination of a director’s service by reason of total and permanent disability, death or retirement, the then outstanding options of such holder will immediately vest and expire one year after such termination. Options immediately vest and become fully exercisable in the event a 30-day notice of a merger or consolidation of the Company is given to optionees pursuant to the 2003 Plan. The option exercise price must be paid in full in cash or shares of Common Stock upon the exercise of the option, or in a combination of cash and shares. No option grants were made under the 2003 Plan during the year ended December 31, 2006.

Amount and Terms of Restricted Stock and RSU Grants.  The proposed amendment to the 2003 Plan will allow for the directors of the Company to elect whether to receive the annual grants set forth in more detail below in the form of shares of restricted stock or RSUs. The 2003 Plan will provide for a grant of 8,500 restricted shares of Common Stock or RSUs to be made automatically on an annual basis to each eligible director on the fourth business day following the date of each annual meeting of stockholders at which the eligible director is elected. In the event a director is appointed to the Board of Directors to fill a vacancy occurring between annual meetings of stockholders, then such director will be automatically granted restricted shares of Common Stock on the fourth business day following the date on which the eligible director is appointed to the Board to fill such vacancy, with the number of restricted shares of Common Stock being equal to a pro-rata portion of the annual grant amount of 8,500 shares. In addition, the proposed amendment to the 2003 Plan will provide for an automatic annual grant of 2,000 restricted shares of Common Stock or RSUs to the lead non-management director. The shares and RSUs will be “restricted” because they will be subject to a three year vesting period, with one-third of the restricted shares or RSUs vesting at the end of each of the first three years following the date of grant. If the recipient director ceases to be a director of the Company prior to the date which is three years after the date of grant of such restricted shares to that director (other than because of death, total and permanent disability, a change in control of the Company or such director’s retirement), then such director will forfeit all such restricted shares or RSUs which have not vested prior to that time unless such restricted shares or RSUs vest on or before the date which is ninety days after such termination. However, in the event of the termination of a director’s service prior to the end of such three-year vesting period by reason of total and permanent disability, death, a change in control of the Company or such director’s retirement, then such restricted shares or RSUs shall vest immediately at that time. As of March 8, 2007, a total of 278,565 shares of Common Stock remain available for issuance as restricted shares under the 2003 Plan. If the director nominees are elected and the amendment to the 2003 Plan is approved at this 2007 annual meeting of stockholders, then each of the eligible directors identified above will be granted 8,500 restricted shares of Common Stock or RSUs, for a total of 59,500 shares, on May 16, 2007. Additional shares may also be granted in lieu of the cash retainer portion of each director’s compensation.

During the year ended December 31, 2006, a total of 92,012 restricted shares of Common Stock were issued under the 2003 Plan, with such restricted shares having a dollar value of $692,580.

Common Stock in Lieu of Director Fees

The proposed amendment to the 2003 Plan will allow for the directors of the Company to elect whether to receive their annual director fees set forth in more detail below in the form of shares of restricted stock or RSUs. Non-employee directors of the Company receive an annual director fee (currently $30,000) for their service on the Board of Directors of the Company, in addition to other fees payable to directors for their service on the Board and its committees, all as discussed in greater detail in this Proxy Statement under “Director Compensation.” Under the

2003 Plan, each director of the Company may elect to receive all of his or her annual director fee in the form of restricted shares of Common Stock or RSUs to be issued to such director in the number of whole shares of Common Stock which is equal to (i) the amount of such annual director fee divided by (ii) the closing sale price per share of the Common Stock as reported by the New York Stock Exchange on the third business day following the date of each annual meeting of stockholders at which the eligible director is elected. In the event a director is appointed to the Board of Directors to fill a vacancy occurring between annual meetings of stockholders, then such director will be entitled to receive a pro-rata portion of his or her annual director fee, with such director being able to elect to receive such pro-rata portion of the annual director fee in the form of restricted shares of Common Stock to be issued to such director in the number of whole shares of restricted Common Stock which is equal to (i) the amount of such director fee divided by (ii) the closing sale price per share of the Common Stock as reported by the New York Stock Exchange on the third business day following the date on which the eligible director is appointed to the Board to fill such vacancy. The restricted shares of Common Stock or RSUs received by such a director in lieu of his or her annual director fee will be restricted shares because they will be subject to a three year vesting period, with one-third of such restricted shares or RSUs to vest at the end of each of the first three years following the date of grant. If the recipient director ceases to be a director of the Company prior to the date which is three years after the date of issuance of such restricted shares or RSUs to that director (other than because of death, total and permanent disability, a change in control of the Company or such director’s retirement), then such director will forfeit all such restricted shares or RSUs which have not vested prior to that time unless such unvested restricted shares or RSUs vest on or before the date which is ninety days after such termination. However, in the event of the termination of a director’s service prior to the end of such three-year vesting period by reason of total and permanent disability, death, a change in control of the Company or such director’s retirement, then such restricted shares or RSUs shall vest immediately at that time.

Further, in the event a director elects to receive his or her annual director fee in restricted shares or RSUs under the 2003 Plan, then such director will also receive an additional number of restricted shares or RSUs in an amount equal to ten percent of the number of restricted shares or RSUs the director received in lieu of his or her annual director fee. The restricted shares or RSUs received by such a director in lieu of his or her annual director fee will be restricted shares or RSUs because they will be subject to a three-year vesting period, with one-third of such restricted shares or RSUs to vest at the end of each of the first three years following the date of grant. If the recipient director ceases to be a director of the Company prior to the date which is three years after the date of issuance of such restricted shares to that director (other than because of death, total and permanent disability, a change in control of the Company or such director’s retirement), then such director will forfeit all such restricted shares or RSUs which have not vested prior to that time unless such unvested restricted shares or RSUs vest on or before the date which is ninety days after such termination. However, in the event of the termination of a director’s service prior to the end of such three-year vesting period by reason of total and permanent disability, death, a change in control of the Company or such director’s retirement, then such restricted shares or RSUs shall vest immediately at that time.

Administration of RSUs

The proposed amendment to the 2003 Plan will include detailed provisions governing the administration by the Company of the RSUs, a summary of which is set forth below.

Election to Receive RSUs.

On or before the date of each annual meeting of stockholders of the Company each eligible director of the Company at which such director is elected may elect to receive as RSUs (i) such director’s annual issuance of restricted shares, including any additional grants of restricted shares for the lead non-management director and/or (ii) all of such director’s annual fee for the upcoming year, including an additional number of RSUs in an amount equal to ten percent of the number of RSUs the director received in lieu of his or her annual director fee. The election to receive RSUs and their time of payment shall be set forth in an election form to be submitted to the Company during the thirty day period ending with the date of the annual meeting of stockholders pursuant to which such director is elected to serve for the following year. An eligible director must make a new election for each year for which such director is elected to serve for the following year and wishes to receive RSUs. Each such election shall be irrevocable. The times of payment from which such director may choose each year are on or about (i) the

January 15th of the year following the calendar year in which such director terminates service on the Board of Directors, or (ii) the fifth, tenth, or fifteenth anniversary of the annual meeting date on the election form for that year.

RSU Separate Accounts

The Company shall maintain separate bookkeeping accounts to reflect each director’s RSUs credited for each year and the time of payment selected by such director for that separate account. As of the date the Company pays any dividend (whether in cash or in kind) on shares of Common Stock, such director’s accounts shall be credited with that number of RSUs equal to the ratio of (1) the aggregate value of the dividend that would have been payable on the vested RSUs held by the account immediately prior to such payment date had the shares of stock represented by such RSUs been outstanding as of such payment date to (2) the fair market value per share of stock on such date. Subject to the occurrence of a change in control event, amounts credited to a director’s accounts shall be distributed in whole shares of stock (with fractional shares to be paid in cash), with such payment to made in one lump sum at the time specified in the election form establishing each such account. The separate accounts of the directors established pursuant to the 2003 Plan shall not be secured by any separate fund or trust or moneys set aside in any form. To the extent that any person acquires a right to receive deferred compensation from the Company pursuant to the 2003 Plan, such right shall be no greater than that of an unsecured general creditor of the Company.

Each electing director shall have the right to designate a beneficiary to receive a lump sum payment equal to the remaining balance of all of the director’s accounts in the event of the death of such director. In the event that such director fails to designate a beneficiary prior to such director’s death, the Company will pay to the estate of such director a lump sum payment equal to the remaining balance of all of the director’s accounts. The aforementioned payments shall be made on or about the January 15th of the year following the calendar year in which the date of death occurs, or if later, the sixth month anniversary of the date of death.

In the event that a change in control (as such term is defined in the 2003 Plan) occurs prior to the complete distribution of a director’s separate accounts, then any portion of such accounts that has not already been distributed (including previously unvested amounts) shall be distributed in a single lump sum amount to the director (or, as applicable, to his or her beneficiary) immediately following the change in control.

Tax Consequences Regarding Options

Stock options granted under the 2003 Plan are nonqualified options that are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. The grant of stock options creates no income tax consequences to the non-employee director or the Company. A non-employee director who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the non-employee director. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise.

Tax Consequences Regarding Restricted Stock and RSUs

A non-employee director of the Company will generally not recognize income at the time an award of restricted stock or RSUs is made under the 2003 Plan and the Company is not generally entitled to a deduction a the time of grant. Instead, the non-employee director generally will recognize ordinary income, and the Company is generally entitled to a deduction, when all the restrictions on the restricted stock lapse or on the date on which the stock is issued or cash is paid in the case of RSUs. The amount of income recognized and the amount of the Company’s deduction equals the fair market value of the restricted stock on the date that all of the restrictions lapse, or on the date on which the stock is issued or cash is paid in the case of RSUs, reduced by an amount, if any, paid (or deemed to have been paid) by the non-employee director for the restricted stock or RSUs. Any otherwise taxable disposition of the restricted stock after the applicable restrictions lapse, or of the shares issued in payment of the

RSUs, will result in capital gain or loss (long-term or short-term depending on the length of time the shares of stock are held after the date that the restrictions lapsed or the stock is issued in the case of RSUs). If the non-employee director forfeits the restricted stock, then the non-employee director will not be entitled to deduct any loss except to the extent of the amount, if any, the non-employee director paid (or is deemed to have paid) for the restricted stock.

A non-employee director may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of the restricted stock on the date of the award, reduced by the amount, if any, the non-employee director pays for the restricted stock. The Company generally will be entitled to a corresponding deduction in the same amount and at the same time as the non-employee director recognizes income. Any otherwise taxable disposition of restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the length of time the shares of restricted stock are held after the grant date of the restricted stock). If the non-employee director makes this election and subsequently forfeits the restricted stock, then the non-employee director will not be entitled to deduct any loss except to the extent of the amount, if any, the non-employee director paid (or is deemed to have paid) for the restricted stock. The Company is required, however, to include as ordinary income the amount of the deduction the Company previously claimed with respect to the forfeited shares.

The foregoing summary of the federal income tax consequences of the 2003 Plan is based on present federal tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

Transferability

Options granted under the 2003 Plan will be non-transferable other than by will or the laws of descent and distribution. Restricted shares issued under the 2003 Plan will be non-transferable until vested. RSUs remain non-transferable prior to payment.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSED AMENDMENT TO THE 2003 NON-EMPLOYEE DIRECTORS’ STOCK INCENTIVE PLAN.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors, which currently consists of Cynthia L. Feldmann (Chair), Eric Green and Isaac Kaufman, is governed by its charter, a copy of which is available on the Company’s website, www.hanger.com. All the members of the Audit Committee are “independent” under the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange, which means that they do not receive any consulting, advisory or other compensatory fee from the Company other than board or committee fees, they are not “affiliated persons” of the Company and they have no relationship to the Company that may interfere with the exercise of their independence from management of the Company. Furthermore, each audit committee member is deemed by the Board of Directors to be financially literate and at least one member has accounting or related financial management expertise, as called for by New York Stock Exchange listing standards. The Board of Directors has determined that each of Cynthia L. Feldmann and Isaac Kaufman is considered to be an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission.

The Audit Committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2006 with management of the Company and its independent auditing firm, PricewaterhouseCoopers LLP (“PwC”). In that connection, the Audit Committee discussed with PwC the matters required to be discussed by Statement of Accounting Standards No. 61, as amended (“SAS 61”). SAS 61 requires an auditor to communicate certain matters relating to the conduct of an audit to the Audit Committee, including: (i) methods used to account for significant unusual transactions; (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; (iv) any disagreements with management regarding the application of accounting principles, the basis for management’s accounting estimates, the disclosures in the financial statements and the wording of the auditor’s report; (v) the auditor’s judgments about the quality, and not just the acceptability, of the Company’s accounting principles as applied in its financial reporting; and (vi) the consistency of application of the accounting principles and underlying estimates and the clarity, consistency and completeness of the accounting information contained in the financial statements, including items that have a significant impact on the representational faithfulness, verifiability and neutrality of the accounting information.

In addition, the Audit Committee received from PwC the written disclosures and the letter required by Independence Standards Board Standard No. 1 (“ISB 1”) and discussed PwC’s independence with PwC. Pursuant to ISB 1, PwC (i) disclosed to the Audit Committee all relationships between PwC and its related entities that in PwC’s professional judgment may reasonably be thought to bear on independence, and (ii) confirmed in the letter that, in its professional judgment, it is independent of the Company.

Based on the above-referenced review and discussions, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

The following describes the Audit Committee’s policies and procedures regarding pre-approval of the engagement of the Company’s independent auditor to perform audit as well as permissible non-audit services for the Company. For audit services, the independent auditor will provide the Committee with an engagement letter during the second calendar quarter of each year outlining the scope and cost of the audit services proposed to be performed in connection with the audit of the current fiscal year. If agreed to by the Committee, the engagement letter will be formally accepted by the Committee at an Audit Committee meeting held as practicably as possible following receipt of the engagement letter and fee estimate.

For non-audit services, Company management may submit to the Committee for approval the list of non-audit services that it recommends the Committee allow the Company to engage the independent auditor to provide for the fiscal year. The list of services must be detailed as to the particular service and may not call for broad categorical approvals. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Committee will consider for approval both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Committee delegates to its Chairperson the authority to approve the auditor’s engagement for non-audit services with fees of up to $50,000, and to amend or modify the list of approved permissible non-audit services and fees of up to $50,000. The Chairperson will report any action taken pursuant to this delegation to the Committee at its next Committee meeting.

All audit and non-audit services provided to the Company are required to be pre-approved by the Committee. The Chief Financial Officer of the Company will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

Audit Committee of the Board of Directors:

Cynthia L. Feldmann, Chair
Eric Green
Isaac Kaufman

Audit and Non-Audit Fees

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for professional services rendered for audit services totaled $2,008,963 in 2005 and $1,550,000 in 2006, including fees associated with the audit of the Company’s annual financial statements, the audit of the Company’s internal control over financial reporting and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit-Related Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for assurance and related services reasonably related to the performance of audit or review of the Company’s financial statements other than those reported in the foregoing “Audit Fees” subsection were $45,165 in 2005 and $352,000 in 2006. In 2005, such fees related to the employee benefit plan audit, the 2006 Proxy and expenses. In 2006, such fees related to the employee benefit plan audit, the 2007 Proxy and the 2006 debt re-financing.

Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning were $0 in 2005 and $0 in 2006.

All Other Fees

PricewaterhouseCoopers LLP did not bill the Company in either of the last two fiscal years for any products and services other than those reported in the foregoing subsections.

Attendance at Annual Meeting

Representatives of the Company’s independent accountants are expected to attend the 2007 Annual Meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth the number of shares of Common Stock beneficially owned as of March 13, 2007 by: (i) each person known by Hanger to be the beneficial owner of 5% or more of such class of securities, (ii) each director and nominee for director of Hanger, (iii) each of the above-listed officers and (iv) all directors, nominees and officers of Hanger as a group.

	Number of	Percent of
	Shares of	Outstanding
Directors, Officers and 5% Shareholders	Common Stock(1)	Common Stock(1)

Ares Management, L.L.C.(2)	6,813,757	23.5%
Dimensional Fund Advisors, Inc.(3)	2,050,000	8.5%
Greywolf Capital Management, L.P.(4)	1,665,000	7.0%
Putnam Investment Management, L.L.C(5)	1,575,000	6.6%
Lazard Asset Management, L.L.C.(6)	1,550,000	6.5%
Prides Capital, L.L.C.(7)	1,470,000	6.2%
Ivan R. Sabel, CPO(8)	864,646	3.8%
Thomas F. Kirk(9)	664,000	2.9%
H.E. Thranhardt, CPO(10)	379,280	1.7%
Richmond L. Taylor(11)	317,995	1.4%
George E. McHenry(12)	174,278	0.8%
Thomas P. Cooper, M.D.(13)	64,225	0.3%
Edmond Charrette, M.D.(14)	48,993	0.2%
Ron May(15)	24,897	0.1%
Eric Green(16)	22,475	0.1%
Cynthia L. Feldmann(17)	20,214	0.1%
Isaac Kaufman(18)	8,245	0.0%
Bennett Rosenthal(19)	0	0.0%
All directors, nominees and officers as a group (18 persons)(20)	2,627,258	10.6%

(1)	Assumes in the case of each stockholder listed in the above list that all presently exercisable warrants or options held by such stockholder were fully exercised by such stockholder and all shares of convertible preferred stock held by such stockholder were converted into shares of common stock by such stockholder, without the exercise of any warrants or options or conversion of preferred stock held by any other stockholders. With respect to each company listed above, the amounts represent the number of shares beneficially owned, as disclosed in company reports regarding beneficial ownership filed with the Securities and Exchange Commission.

(2)	The address of Ares Management, L.L.C. is 1999 Avenue of the Stars, Suite 1900, Los Angeles, CA 90067.

(3)	The address of Dimensional Fund Advisors is 1299 Ocean Avenue, Santa Monica, CA 90401.

(4)	The address of Greywolf Capital Management, L.P. is 4 Manhattanville Road, Suite 201, Purchase, NY 10577.

(5)	The address of Putnam Investment Management, L.L.C. is 100 Financial Park, Franklin, MA 02038.

(6)	The address for Lazard Asset Management L.L.C. is 30 Rockefeller Plaza, New York, NY 10112.

(7)	The address of Prides Capital, L.L.C. is 200 High Street, Suite 700, Boston, MA 02110

(8)	Includes 173,546 shares owned directly by Mr. Sabel, 690,000 shares subject to exercisable options to purchase shares from the Company and 1,100 shares held in his spouse’s IRA, and excludes 185,000 shares subject to unvested restricted stock that have not yet become exercisable.

(9)	Includes 14,000 shares owned directly by Mr. Kirk and 650,000 shares subject to exercisable options to purchase shares from the Company and excludes 110,000 shares subject to unvested restricted stock that have not yet become exercisable.

(10)	Includes 240,549 shares owned directly by Mr. Thranhardt, 45,783 shares subject to exercisable options to purchase shares from the Company, 35,543 shares owned indirectly by him as trustee for members of his family, and 57,405 shares owned indirectly by him as general partner of a family partnership; excludes 13,625 shares subject to unvested options and restricted stock that have not yet become exercisable.

(11)	Includes 2,995 shares owned directly by Mr. Taylor, 315,000 shares subject to exercisable options to purchase shares from the Company, and excludes 52,500 shares subject to unvested restricted stock that have not yet become exercisable.

(12)	Includes 3,278 shares owned directly by Mr. McHenry, 171,000 shares subject to exercisable options to purchase shares from the Company, and excludes 61,250 shares subject to unvested restricted stock that have not yet become exercisable.

(13)	Includes 27,459 shares owned directly by Mr. Cooper, 36,766 shares subject to exercisable options to purchase shares from the Company, and excludes 21,966 shares subject to unvested options and restricted stock that have not yet become exercisable.

(14)	Includes 8,745 shares owned directly by Mr. Charrette, 40,248 shares subject to exercisable options to purchase shares from the Company, and excludes 18,002 shares subject to unvested options and restricted stock that have not yet become exercisable.

(15)	Includes 1,897 shares owned directly by Mr. May, 23,000 shares subject to exercisable options to purchase shares from the Company, and excludes 34,500 shares subject to unvested restricted stock that have not yet become exercisable.

(16)	Includes 10,709 shares owned directly by Mr. Green, 11,766 shares subject to exercisable options to purchase shares from the Company, and excludes 19,966 shares subject to unvested options and restricted stock that have not yet become exercisable.

(17)	Includes 9,952 shares owned directly by Ms. Feldmann, 10,262 shares subject to exercisable options to purchase shares from the Company, and excludes 19,966 shares subject to unvested options and restricted stock that have not yet become exercisable.

(18)	Includes 5,889 shares owned directly by Mr. Kaufman, 2,356 shares subject to exercisable options to purchase shares from the Company, and excludes 17,590 shares subject to unvested options and restricted stock that have not yet become exercisable.

(19)	Excludes 4,250 shares subject to unvested restricted stock that have not yet become exercisable by Mr. Rosenthal.

(20)	Includes 606,077 shares owned directly or controlled by directors and officers of the Company, a total of 2,021,181 shares subject to exercisable options held by directors and officers of the Company to purchase shares from the Company, and excludes a total of 643,865 shares subject to unvested options and restricted stock held by such persons that have not yet become exercisable.

LEGAL PROCEEDINGS

On September 8, 2005, a derivative action was filed against the Company and certain of its current and former directors in the United States District Court for the Eastern District of New York. The lawsuit, which is encaptioned Green Meadows Partners, LLP v. Ivan R. Sabel, et al, No. CV 05 4259 (E.D.N.Y.), alleges that Hanger’s directors breached their fiduciary duties to the Company in connection with allegations that the revenues of the Company were inflated through certain billing improprieties at one of the Company’s facilities. On that basis, the Green Meadows complaint purports to assert claims against the individual defendants, on behalf of the Company, for contribution in connection with a Consolidated Securities Class Action suit encaptioned In re Hanger Orthopedic Group, Inc. Securities Litigation, No. 1:04-cv-2585, which suit is related to the allegations discussed above; forfeiture of certain bonuses and other incentive-based or equity-based compensation pursuant to Section 304; breach of fiduciary duty; unjust enrichment; and “abuse of control.” The complaint seeks unspecified compensatory damages, restitution and disgorgement, injunctive relief, and award of attorneys’ fees and costs. After the transfer of the Consolidated Securities Class Action to the U.S. District Court for the District of Maryland Southern Division, the parties agreed to the transfer of the Green Meadows Partners case to the District of Maryland and to stay the case pending the outcome of the defendants’ motion to dismiss the Consolidated Securities Class Action case. The Consolidated Securities Class Action was dismissed with prejudice by the U.S. District Court for the District of Maryland Southern Division on March 16, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file initial reports of securities ownership on Form 3 and reports of changes in such ownership on Forms 4 and 5 with the Securities and Exchange Commission. Based solely on a review of the copies of such reports furnished to the Company during the most recently-completed fiscal year, we believe that all reports of securities ownership and changes in such ownership required to be filed during 2006 were timely filed.

YEAR 2008 STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2008 Annual Meeting, which presently is expected to be held in May 2008, must be received by the Secretary of the Company, Two Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814, no later than December 7, 2007 (i.e., at least 120 days prior to the expected date of the mailing of the proxy statement), in order for them to be considered for inclusion in the 2008 Proxy Statement. A shareholder desiring to submit a proposal to be voted on at next year’s Annual Meeting, but not desiring to have such proposal included in next year’s Proxy Statement relating to that meeting, should submit such proposal to the Company by February 15, 2008 (i.e., at least 45 days prior to the expected date of the mailing of the Proxy Statement). Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the Proxy Statement.

OTHER MATTERS

Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.

By Order of the Board of Directors
HANGER ORTHOPEDIC GROUP, INC.

George E. McHenry
Chief Financial Officer and Corporate
Secretary

April 10, 2007

Appendix 1

HANGER ORTHOPEDIC GROUP, INC.
AMENDED AND RESTATED
2002 STOCK INCENTIVE AND BONUS PLAN
(As proposed to be amended)

1. Purpose.  The purpose of the 2002 Stock Incentive and Bonus Plan (the “Plan”) of Hanger Orthopedic Group, Inc. (the “Company”) is to make shares of the common stock, $.01 par value per share (the “Stock”), of the Company available for issuance as restricted stock and/or for purchase under stock options granted to, and to provide for the grant of performance-based cash awards (“Incentive Awards”) to, selected officers and key employees of the Company or subsidiaries of the Company, upon terms which will give them an added incentive to continue service with the Company and a more direct interest in the future success of its operations. The options granted hereunder shall be either incentive stock options (“ISOs”) within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options (“NQSOs”). ISOs and NQSOs collectively are referred to hereinafter as “Options.”

2. Administration.

a)	The Committee. The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) composed of not less than three directors of the Company, who shall be appointed by and serve at the pleasure of the Board. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee. Each member of the Committee shall be ineligible to be granted Options or shares of restricted Stock under the Plan and shall otherwise be a “disinterested person” within the meaning of Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934, as amended and an “outside director” within the meaning of Section 162(m) of the Code. The Committee shall keep minutes of its meetings.

b)	Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and power to determine the employees to whom awards of Options, restricted Stock and/or Incentive Awards (each, an “Award”) shall be granted, and the terms and conditions of an Award, including but not limited to the number of shares of Stock to be included in each Option, the number of shares of Stock to be included in each grant of restricted Stock, the exercise price at which the shares of Stock included under an Option may be purchased, the Option period and time(s) and manner of exercise, whether the Option shall be an ISO or a NQSO, the restrictions applicable to any and all shares of restricted Stock granted under this Plan, and the amount payable upon achievement of specified performance goals under an Incentive Award. All decisions of the Committee may be reviewed by the Board and modified or overruled within ten (10) days after the date of the Committee’s decision; provided, however, that the Board shall have no power to modify or overrule a decision of the Committee with respect to the grant of an Option or the grant of restricted shares of Stock once the Committee has made a grant of such Option and/or restricted shares of Stock pursuant to this Plan or to modify or overrule a decision of the Committee with regard to an Award that is intended to qualify as performance-based compensation under Section 162(m) of the Code. Nothing contained in this Plan shall be construed to give any employee the right to be granted or receive an Award, or to insist upon the inclusion of any term or condition in any Award , except such as may be authorized by the Committee. The Committee shall have the authority and power to adopt such rules and regulations and to take such action as it shall consider advisable for the administration of this Plan. The Committee shall have the authority and power to construe, interpret and administer this Plan, and the decisions of the Committee shall be final and binding upon the Company, its employees, Award holders, and all other persons. No member of the Committee shall incur any liability by reason of any action or determination made in good faith with respect to this Plan or any Award.

3. Participation.

a)	Eligible Employees. Selected officers and key employees of the Company or subsidiaries of the Company who are, in the sole opinion of the Committee, from time to time primarily responsible for the management of, or in a position to contribute materially to the growth and financial success of the Company and its subsidiaries (including employees who are members of the Board) shall be eligible to receive one or more Awards as determined by the Committee. From such eligible employees, the Committee shall from time to time choose those to whom Award(s) shall be granted. An employee who has been granted an Award under this Plan may, if he or she is otherwise eligible, be granted an additional Award if the Committee shall so determine.

b)	Limitations.

(i)	Subject to adjustment as provided in Section 8, the Committee shall not grant to an individual during any calendar year: (A) Options for more than 270,000 shares of Stock; (B) an award of restricted Stock relating to more than 270,000 shares of Stock; (C) an annual Incentive Award that would result in payment of more than $1,000,000; and (D) a long-term Incentive Award that would result in payment of more than $1,000,000.

(ii)	Except as permitted below, no ISO may be granted under the Plan to any employee who, immediately before the granting of such ISO, owns directly or indirectly Stock possessing more than 10 percent of the total combined voting power or value of all classes of capital stock of the Company. An ISO may be granted to an employee in excess of the 10 percent limit if such ISO has an exercise price of at least 110 percent of the fair market value of the Stock subject to such ISO on the date of grant and if such ISO by its terms is not exercisable after the expiration of five years from the date such ISO is granted.

(iii)	The aggregate fair market value (determined as of the time an ISO is granted) of the Stock for which any employee may be granted ISOs in any calendar year (under this Plan and all other incentive stock option plans of the employer corporation and its parent and subsidiary corporations, if any) may exceed $100,000; provided, however, that the amount (valued at the time of grant) of an ISO that vests in any one calendar year may not exceed $100,000. To the extent such limit is exceeded, the ISO will automatically be treated as an NQSO.

4. Stock Option Agreements.  Each Option granted under the Plan shall be evidenced by a written stock option agreement (“Option Agreement”) which shall be entered into by the Company and the employee to whom the Option is granted (the “Option Holder”), and which shall contain the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Committee may consider appropriate in each case.

a)	Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Agreement. In no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date prior to the date the Option is granted. “Fair Market Value” means (i) if the Stock is listed on a national securities exchange, the last sale price of the Stock as reported by the consolidated tape of such exchange on the date prior to the date of grant of the Option, or, if there is no Stock transaction on such date, on the immediately preceding date on which there is a Stock transaction; (ii) if the Stock is included in the NASDAQ National Market System, the last sale price of the Stock as reported thereby on the date prior to the date of grant of the Option or, if there is no Stock transaction on such date, on the immediately preceding date on which there is a Stock transaction; or (iii) if the Stock is not listed on a national securities exchange or included in the NASDAQ National Market System, the mean of the highest and lowest bid prices for the Stock in the over-the-counter market on the date prior to the date of grant of the Option or the value determined to be fair and reasonable by the Committee consistent with the provisions of Section 409A of the Code.

b)	Duration of Options. Each Option Agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder. Such period must end,

2

in all cases, not more than 10 years from the date such Option is granted. An ISO shall be treated as outstanding until it is exercised in full or expires by reason of time.

c)	Transferability. Each Option Agreement shall provide that the Option granted therein is not transferable by the Option Holder except by will or pursuant to the laws of descent and distribution and that such Option is exercisable during the Option Holder’s lifetime only by such Option Holder.

d)	Nature and Exercise of, and Payment for, Option. Each Option Agreement shall specify whether the Option is an ISO or NQSO and shall provide that the method for exercising the Option granted therein shall be by delivery to the Company of written notice specifying the number of shares of Stock with respect to which such Option is exercised. If requested by the Company, such notice shall contain the Option Holder’s representation that he is purchasing the Stock for investment purposes only and his agreement not to sell any Stock so purchased in any manner which is in violation of the Securities Act of 1933, as amended, or any applicable state law. Such restrictions, or notice thereof, shall be placed on the certificates representing the Stock so purchased. The purchase of such Stock shall take place at the principal offices of the Company within 20 days following delivery of such notice. The purchase price of Stock upon exercise of any Option shall be paid in full (a) in cash, (b) in Stock valued at its fair market value on the date of exercise of the Option, or (c) by a combination of (a) and (b), in the manner provided in the Option Agreement. Certificates for such shares of Stock tendered in payment shall be in a form for good delivery and, if the certificates were issued pursuant to the exercise of an ISO, the Option Holder must have held the tendered shares for at least one year.

e)	Date of Grant. An Option shall be considered as having been granted on the date the Committee decides to grant the Option, which date shall not be prior to the date the Committee takes action.

f)	Notice of Sale of Stock; Withholding. Each Option Agreement shall provide (i) that the Option Holder shall notify the Company in writing if Stock acquired under an ISO is “disposed of” within the meaning of Section 422A of the Code within two years after the date of the grant of the ISO or within one year after the transfer of such Stock to the Option Holder; and (ii) the Option Holder “shall” make appropriate arrangements with the Company to provide for the amount of withholding required by the Code and applicable state income tax laws as a result of the exercise of an NQSO or any disqualifying disposition of Stock purchased under an ISO.

5. Restricted Stock Agreements.  Each restricted share of Stock issued under this Plan shall be evidenced by a written restricted stock agreement (“Restricted Stock Agreement”) which shall be entered into by the Company and the employee to whom the shares of restricted Stock are granted (the “Restricted Stock Holder”), and which shall contain such terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Committee may consider appropriate in each case, including but not limited to vesting periods and other restrictions applicable to such shares of Stock, restrictions on transferability prior to the expiration of such vesting periods and any other restrictions imposed by the Committee on such shares and any conditions relating to minimum periods of continuing service to and employment by the Company. Restricted Stock awards granted under the Plan will be subject to vesting requirements as follows: (i) the minimum performance period for performance-based awards will be one year; and (ii) time-based awards will vest ratably over a period of at least three years. For an award of restricted Stock that is intended to be performance-based under Section 162(m) of the Code, the performance goals described in Section 6 shall be used. Unless otherwise provided in a Restricted Stock Agreement, a Restricted Stock Holder shall have no rights as a stockholder with respect to any unvested shares of Stock granted hereunder until the date such shares become vested in the holder, and no credit or adjustment will be made for dividends or other rights for which the record date is prior to the date of the vesting of such shares of restricted Stock, other than adjustments authorized under Section 8.

6. Incentive Award Agreements.  Each Incentive Award made under this Plan shall be evidenced by a written Incentive Award agreement or other writing (“Incentive Award Agreement”) which shall contain such terms and conditions, as well as such other terms and conditions not inconsistent herewith, as the Committee may consider appropriate in each case, including but not limited to the Performance Goal(s), performance period (which must be a period of one year or less for annual Incentive Awards, and more than one year for long-term Incentive Awards), the potential amount payable in cash or Stock, and the timing of payment, provided that the Committee must require

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that payment of all or any portion of the amount subject to the Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the performance period, although the Committee may specify that all or a portion of the Performance Goals subject to an Incentive Award are deemed achieved upon a Participant’s death, disability or retirement, or such other circumstances as the Committee may specify.

“Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more of its subsidiaries, or other business units: net sales; cost of sales; gross income; gross revenue; operating income; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; income from continuing operations; net income; earnings per share; diluted earnings per share; Fair Market Value; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; return on shareholder equity; return on invested capital; return on average total capital employed; return on net assets employed before interest and taxes; operating working capital; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); economic value added; and customer satisfaction. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, if applicable, but, unless otherwise determined by the Committee, will exclude the effects of (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business or operating unit, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, that in each case the Company identifies in its audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s annual report. In the case of Awards that the Committee determines will not be considered “performance-based compensation” under Section 162(m) of the Code, the Committee may establish other Performance Goals not listed in this Plan, including subjective goals.

7. The Stock.  The total number of shares of Stock as to which Options and restricted shares of Stock may be granted under this Plan shall not exceed 4,200,000 in the aggregate, except as such number of shares shall be adjusted in accordance with the provisions of Section 8 hereof. The total number of shares of Stock issued pursuant to the exercise of ISOs shall not exceed 1,050,000 in the aggregate, except as such number of shares shall be adjusted in accordance with the provisions of Section 8 hereof. If any outstanding Option under the Plan shall expire or be terminated for any reason before the end of the 10-year period during which Options may be granted hereunder and/or if any shares of restricted Stock are forfeited, then the shares of Stock allocable to the unexercised portion of such Option and the shares of restricted Stock which are forfeited, may again be included in an Option or be available for grant as restricted shares of Stock under the Plan. The Company shall at all times retain as authorized and unissued Stock at least the number of shares from time to time included in outstanding Options and grants of restricted shares of Stock under this Plan, or otherwise assure itself of its ability to perform its obligations under this Plan.

8. Adjustments.

a)	Adjustments by Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock, or change in any way the rights and privileges of such shares, by means of the payment of a Stock dividend or the making of any other distribution upon such shares payable in Stock, or through a Stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving the Stock, then the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and non-assessable at the time of such occurrence: (i) the shares of Stock as to which Options (including ISOs) and restricted shares may be granted under the Plan; (ii) the maximum number of shares of Stock with respect to which an employee may receive an Option or an award of restricted Stock hereunder; and (iii) the shares of Stock then included in each outstanding Option granted hereunder.

b)	Dividend Payable in Stock of Another Corporation, Etc. If the Company shall at any time pay or make any dividend or other distribution upon the Stock payable in securities or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside and

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delivered to each Option Holder then holding an Option hereunder upon exercise thereof and each Restricted Stock Holder upon the satisfaction of all restrictions and terms applicable to such shares.

c)	Apportionment of Price. Upon any occurrence described in the preceding subsections (a) and (b) of this Section 8, the total Option price under any then outstanding Option shall remain unchanged but shall be apportioned ratably over the increased or decreased number or changed kinds of securities or other property subject to the Option.

d)	Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be added to the number of shares then underlying each outstanding Option the Stock or other securities which the Option Holder would have been entitled to subscribe for if immediately prior to such grant the Option Holder had exercised his entire Option, and the Option price shall be increased by the amount which would have been payable by the Option Holder for such Stock or other securities.

e)	Determination by the Committee, Etc. Adjustments under this Section 8 shall be made by the Committee, whose determinations with regard thereto shall be final and binding. No fractional shares of Stock shall be issued on account of any such adjustment.

9. Merger, Consolidation, Etc.

a)	Effect of Transaction. Upon the occurrence of any of the following events, if the notice required by Section 9(b) hereof shall have first been given, this Plan and all Options then outstanding under it shall automatically terminate and be of no further force and effect whatsoever, without the necessity for any additional notice or other action by the Committee, the Board or the Company: (i) the merger, consolidation or liquidation of the Company or the acquisition of its assets or stock pursuant to a nontaxable reorganization, unless the surviving or acquiring corporation, as the case may be, shall assume the outstanding Options or shall assume the restricted shares of Stock or shall substitute new options and/or new restricted shares for them pursuant to Section 425(a) of the Code; (ii) the dissolution or liquidation of the Company; (iii) the appointment of a receiver for all or substantially all of the Company’s assets or business; (iv) the appointment of a trustee for the Company after a petition has been filed for the Company’s reorganization under applicable statutes; or (v) the sale, lease or exchange of all or substantially all of the Company’s assets and business.

b)	Notice of Such Occurrences. At least 30 days’ prior written notice of any event described in Section 9(a) hereof, except the transactions described in subsections 9(a)(iii) and (iv) as to which no notice shall be required, shall be given by the Company to each Option Holder and each Restricted Stock Holder theretofore granted an Option or issued restricted shares of Stock under this Plan. The Option Holders so notified may exercise their Options at any time before the occurrence of the event requiring the giving of notice, regardless of whether all conditions of exercise relating to continuation of employment for specified periods of time have been satisfied. Such notice shall be deemed to have been given when delivered personally to an Option Holder, or when mailed to an Option Holder, by registered or certified mail, postage prepaid, at such holder’s last address known to the Company. The Restricted Stock Holders so notified shall fully vest in such shares and have all restrictions on their restricted shares removed as of the date the notice is given.

10. Expiration.  The Plan shall terminate whenever the Board adopts a resolution to that effect. If not sooner terminated under the preceding sentence hereof, the Plan shall wholly cease and expire 10 years from the effective date hereof. After termination, no Awards shall be granted under the Plan, but the Company shall continue to recognize Awards previously granted.

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11. General Provisions.

a)	Amendments, Etc. The Board may from time to time amend, modify, suspend or terminate this Plan. Nevertheless, no such amendment, modification, suspension or termination shall (i) impair any Option theretofore granted under this Plan or deprive any Option Holder of any shares of Stock which he may have acquired through or as a result of the Plan, (ii) impair any restricted shares of Stock theretofore granted under this Plan or deprive any Restricted Stock Holder of any restricted shares of Stock which he or she may have acquired through or as a result of this Plan, (iii) impair the rights of a holder of an Incentive Award theretofore granted under this Plan, or (iv) be made without the approval of the shareholders of the Company where such change would (A) materially increase the benefits accruing to Award holders under this Plan, (B) materially increase the total number of shares of Stock which may be issued under this Plan, or (C) materially modify the requirements as to eligibility for participation in this Plan or expand the list of Performance Goals. Notwithstanding the foregoing, the Board need not obtain Award holder (or other interested party) consent for the modification of the Plan or an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the shares of Stock are then traded, or to preserve favorable accounting treatment of any Award for the Company.

The provisions of Section 409A of the Code are incorporated herein by reference to the extent necessary for any Award that is subject to Section 409A of the Code to comply therewith.

b)	Qualification under Internal Revenue Code; Limitations on Company’s Liability. The Company intends that all ISOs granted under this Plan shall constitute incentive stock options within the meaning of Section 422A of the Code and this Plan shall be construed and administered in order to effect such intention. The Company intends that all Awards granted under this Plan shall either be exempt from Section 409A of the Code or shall comply therewith. Notwithstanding the foregoing, the Company does not guarantee to any Award holder or any other person with an interest in an Award that any Award intended to be an ISO shall qualify as such, or that any Award intended to be exempt from Section 409A of the Code shall be so exempt, or that any Award intended to comply with Section 409A of the Code shall so comply, and the Company shall not indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

c)	Treatment of Proceeds. Proceeds from the sale of Stock pursuant to Options granted under this Plan and/or restricted shares granted under this Plan shall constitute general funds of the Company.

d)	Effective Date. The effective date of the Plan shall be May 30, 2002, being the date on which the Plan was initially approved by the by shareholders of the Company; provided, however, that the effective date of the amendment to the Plan permitting the granting of restricted shares of Stock under the Plan shall be May 30, 2003, being the date on which the shareholders of the Company approved the amendment to the Plan to permit the granting of restricted shares of Stock under the Plan; and provided further that the effective date of the amendment to the Plan permitting the granting of Incentive Awards under the Plan shall be May 10, 2007, being the date on which the shareholders of the Company approved the amendment to the Plan permitting such awards. ISOs previously granted under the Company’s 1991 Stock Option Plan and outstanding as of the May 30, 2002 effective date of this Plan shall continue to be governed by the terms of the Option Agreements entered into in connection with such ISOs.

e)	Paragraph Headings. The paragraph headings are included herein only for convenience and they shall have no effect on the interpretation of the Plan.

f)	Employment. The issuance of an Award shall not confer upon an employee any right with respect to continued employment with the Company or any subsidiary. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

(i)	a Participant who transfers employment between the Company and its subsidiaries, or between subsidiaries of the Company, will not be considered to have terminated employment;

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(ii)	a Participant who ceases to be employed by the Company or a subsidiary and immediately thereafter becomes a non-employee director of the Company or of a subsidiary, or a consultant to the Company or any subsidiary shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its subsidiaries has ceased;

(iii)	a Participant employed by a subsidiary will be considered to have terminated employment when such entity ceases to be a subsidiary of the Company.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if an employee’s termination of employment triggers the payment of compensation under such Award, then the employee will be deemed to have terminated employment upon a “separation from service” within the meaning of Section 409A of the Code.

g)	Requirements of Law and Securities Exchange. The granting of Awards and the issuance of shares of Stock in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Award holder has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

h)	Compensation Recovery Policy. The Committee may institute a policy that, in appropriate circumstances, it will evaluate whether to seek the reimbursement of certain compensation realized under Awards granted under the Plan to an executive officer if such executive engages in activities that caused or partially caused a restatement of the Company’s financial results. In such a case, the Company shall have the right, notwithstanding any provision of the Plan, any Award or any award agreement to the contrary, to require the executive officer to reimburse the Company for the amount of compensation paid (including the value of any shares of Stock issued) under the Plan for the relevant period, as provided by law.

i)	Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Maryland, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be heard in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

j)	Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

k)	Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

l)	Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

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Appendix 2

HANGER ORTHOPEDIC GROUP, INC.
2003 NON-EMPLOYEE DIRECTORS’ STOCK INCENTIVE PLAN
(As proposed to be amended)

1.	Purpose

The purpose of this Amended and Restated 2003 Non-Employee Directors’ Stock Incentive Plan (the “Plan”) of Hanger Orthopedic Group, Inc. (the “Company”) is to increase the ownership interest in the Company of non-employee directors whose services are considered essential to the Company’s continued progress and to provide a further incentive to serve as a director of the Company.

2. Administration

The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee shall have no discretion with respect to the selection of directors to receive awards of restricted shares or restricted stock units (“RSUs”) under the Plan, the number of shares of stock subject to any such awards of restricted shares or RSUs under the Plan, or the time or times at which restricted shares or RSUs may be granted, and provided further that the Committee shall not have the authority to alter or amend the Plan or to take any action or make any determination that would materially increase the benefits accruing to participants under the Plan. The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its stockholders and persons granted options, restricted shares, or RSUs under the Plan.

3.  Participation in the Plan

Directors of the Company who are not employees of the Company or any affiliate of the Company shall be eligible to participate in the Plan (“Eligible Directors”).

4.  Shares Subject to the Plan

Subject to adjustment as provided in Section 9, an aggregate of 500,000 shares of Company common stock, par value $.01 per share (the “Stock”), shall be available for issuance upon the exercise of options previously granted under the Plan and the award of restricted shares or RSUs under the Plan. The shares of Stock deliverable upon the exercise of options previously granted under the Plan and the award of restricted shares or RSUs may be made available from authorized but unissued shares or shares reacquired by the Company, including shares purchased in the open market or in private transactions. If any option previously granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares subject to, but not delivered under, such option may again become available for the award of restricted shares or RSUs under the Plan. Except in the case of the total and permanent disability or death of an Eligible Director, a Change in Control of the Company (as defined in Section 10), or the Retirement of an Eligible Director (as defined in Section 7(d)), if any Eligible Director who has been awarded any restricted shares or RSUs shall cease being an Eligible Director prior to the date on which the restricted shares or RSUs shall have vested, then such unvested shares or RSUs shall be cancelled and forfeited by that recipient director, in which case such shares or units shall once again become available under the Plan for issuance upon the exercise of options previously granted under the Plan and the award of restricted shares or RSUs under the Plan. No shares deliverable to the Company in full or partial payment of the purchase price payable pursuant to paragraph (f) of Section 6 shall become available for the grant of other options under the Plan.

5.  Non-Statutory Stock Options

All options granted under the Plan shall be non-statutory options not intended to qualify under Section 422A of the Internal Revenue Code of 1986, as amended.

6.  Terms, Conditions and Form of Previously Granted Options

Following the approval of the amended and restated provisions of the Plan by the stockholders of the Company at the 2006 Annual Meeting of Stockholders, options to purchase shares of Stock shall no longer be granted under the Plan. Except as otherwise provided under this Plan, each option previously granted under this Plan is evidenced by a written agreement in such form as the Committee shall have approved from time to time, which agreements comply with and are subject to the following terms and conditions:

(a)	Annual Option Grant Dates. Options to purchase 5,000 shares of Stock (as adjusted pursuant to Section 9) were previously granted automatically on an annual basis to each Eligible Director as of the fourth business day following the date of each Annual Meeting of Stockholders of the Company at which the Eligible Director is elected.

(b)	Purchase Price. The purchase price per share of Stock for which each previously granted option is exercisable is 100% of the fair market value per share of Stock on the date prior to the date the option was granted, which was the closing per-share price of the Stock as reported on the New York Stock Exchange.

(c)	Exercisability and Term of Options. Each option previously granted under the Plan shall vest and become exercisable as to one-third (1/3) of the shares of Common Stock underlying the option at the end of each of the first three years following the date of the grant. Each option previously granted under the Plan shall expire ten years from the date of the grant, and shall be subject to earlier termination as hereinafter provided.

(d)	Termination of Service. In the event of the termination of service on the Board by the holder of any option, other than by reason of total and permanent disability, death, or Retirement (as defined in Section 7(d)), the then outstanding options of such holder shall expire ninety (90) days after such termination.

(e)	Disability, Death or Retirement. In the event of termination of service by reason of the total and permanent disability or Retirement of the holder of any option, each of the then outstanding unvested options of such holder will immediately vest and the holder may exercise all or any portion of such option at any time within one year after such total and permanent disability or Retirement, but in no event after the expiration date of the term of the option. In the event of the death of the holder of any option, each of the then outstanding unvested options of such holder will immediately vest and become exercisable by the holder’s legal representative at any time within a period of one year after death, but in no event after the expiration date of the term of the option.

(f)	Payment. Options may be exercised only upon payment to the Company in full of the purchase price of the shares to be delivered. Such payment shall be made in cash or in Stock, or in a combination of cash and Stock. The sum of the cash and the fair market value of such Stock shall be at least equal to the aggregate purchase price of the shares to be delivered.

7.	Terms and Conditions of Annual Restricted Stock or RSU Issuances

Except as provided in this Plan, each annual issuance of restricted shares of Stock or RSUs granted under this Plan shall be subject to the following terms and conditions:

(a)	Grant Dates. The amount of 8,500 shares of Stock (as adjusted pursuant to Section 9) shall be granted automatically on an annual basis to each Eligible Director as of the fourth business day following the date of each Annual Meeting of Stockholders of the Company at which the Eligible Director is elected. In addition, the amount of 2,000 shares of Stock (as adjusted pursuant to Section 9) shall be granted automatically on an annual basis to the lead non-management director of the Board as of the fourth business day following the date of each Annual Meeting of Stockholders of the Company at which such director is elected to the Board. Each Eligible Director may elect to receive all of his or her full annual grant of restricted shares under this subsection in the form of RSUs, subject to Section 10. In the event a director is appointed to fill a vacancy occurring between Annual Meetings of Stockholders of the Company, such director shall be granted automatically as of the fourth business day following the date of appointment a pro rata portion of the annual grant amount of 8,500 shares of Stock (as adjusted pursuant to Section 9). An Eligible Director appointed midyear may not elect to receive his or her pro rata grant of restricted shares in the form of RSUs.

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(b)	Restrictions. Each restricted share and each RSU issued under this Plan shall be restricted as a result of being subject to a vesting period pursuant to which one-third of the restricted shares or RSUs vest at the end of each of the first three years following the date of grant, and shall be subject to forfeiture and cancellation in the event of early termination of such vesting period as hereinafter provided.

(c)	Termination of Service. In the event of the termination of service on the Board by the holder of any unvested restricted shares or RSUs, other than by reason of total and permanent disability, death, or Retirement (as defined in (d), below), the then unvested restricted shares or RSUs shall be forfeited and cancelled unless such unvested restricted shares or RSUs vest on or before the date which is ninety (90) days after such termination.

(d)	Disability, Death, or Retirement. In the event of termination of service on the Board by reason of the total and permanent disability, death, or Retirement of the holder of any unvested restricted shares or RSUs, each of the then unvested restricted shares or RSUs of such holder will immediately vest in full as of the date of such total and permanent disability, death, or Retirement. Retirement means an Eligible Director’s termination of service on the Board after having served continuously as a Director for at least five (5) years and after having given the Company written notice of the Eligible Director’s intent to retire no less than one (1) year prior to the date of Retirement.

8.	Terms and Conditions of Restricted Stock or RSUs Being Issued in Lieu of Annual Director Fees.

So long as the Company pays an annual fee to Eligible Directors, then each Eligible Director may elect to receive all of his or her annual director fee from the Company in the form of restricted shares of Stock or RSUs, subject to the following terms and conditions, and, with respect to RSUs, subject also to Section 10:

(a)	Restricted Stock or RSUs in Lieu of Annual Director Fee. Except as otherwise provided in this Plan, each Eligible Director may elect to receive all of his or her annual director fee from the Company in the form of restricted shares or RSUs to be issued to such director in the number of whole shares of Stock or RSUs which is equal to (1) the amount of such annual director fee divided by (2) the closing sale price per share of the Stock as reported by the New York Stock Exchange on the third business day following the date of each Annual Meeting of Stockholders at which the Eligible Director is elected. The restricted shares or RSUs received by such Eligible Director in lieu of his or her annual director fee will be subject to the provisions of Section 7 (b), (c) and (d) of this Plan. In the event a director is appointed to fill a vacancy occurring between Annual Meetings of Stockholders of the Company, such director may elect to receive his or her annual director fee from the Company for services to be rendered to the next Annual Meeting in the form of restricted shares, in accordance with this subsection (a), but not RSUs.

(b)	Additional Restricted Shares of Stock or RSUs. In the event an Eligible Director elects to receive his or her annual director fee in restricted shares or RSUs under this Plan, then such Eligible Director shall also receive an additional number of restricted shares or RSUs, as applicable, under this Plan in an amount equal to ten percent of the number of restricted shares or RSUs that such Eligible Director elected to receive in lieu of his or her annual director fee under Section 8(a). The date of grant of such additional restricted shares or RSUs shall be the fourth business day following the date of each Annual Meeting of Stockholders at which the Eligible Director is elected and all other terms and provisions of such additional shares shall be the same as under the provisions of Section 7 (b), (c) and (d) of this Plan.

9.	Adjustment upon Changes in Stock

If there shall be any change in the Stock subject to the Plan or to any option, restricted shares, or RSUs granted thereunder through a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of stock or other change in the corporate structure, appropriate adjustments shall be made in the aggregate number and kind of shares, RSUs, or other securities or property subject to the Plan, and the number and kind of shares, RSUs, or other securities or property subject to outstanding grants and in the purchase price of outstanding options to reflect such changes.

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10.	Restricted Share Unit Administration

(a)	Election to Receive Restricted Stock Units. An Eligible Director may elect, on or before the date of each Annual Meeting of Stockholders of the Company at which the Eligible Director is elected to an annual term, to receive as RSUs the Eligible Director’s annual issuance of restricted shares, including any additional grants of restricted shares for the lead non-management Eligible Director, for the upcoming year. An Eligible Director may separately elect, on or before the date of each Annual Meeting of Stockholders of the Company at which the Eligible Director is elected to an annual term, to receive as RSUs all of the Eligible Director’s annual fee for the upcoming year. RSUs issued for the account of an Eligible Director pursuant to this Section (including an additional issuances pursuant to Section 8(b)) shall be credited to the Eligible Director’s separate restricted share unit account for that year, as described in (b), below, and shall be paid in a single lump sum to the Eligible Director at the time specified as part of the Eligible Director’s election for such year. The election to receive RSUs and their time of payment shall be designated by submitting a completed election form approved for this purpose by the Committee to the Vice President, Human Resources of the Company during the thirty day period ending with the date of the Annual Meeting at which the Eligible Director is elected to serve for the following year. An Eligible Director must make a new election for each year for which he or she will be elected to serve as a director and wishes to receive RSUs. Each such election shall be irrevocable and shall include an irrevocable election of a time of payment applicable to the separate account established as a result of the election. The times of payment from which the Eligible Director may choose each year are on or about (i) the January 15th of the calendar year following the calendar year in which the Eligible Director terminates service on the Board of Directors, or (ii) the fifth, tenth, or fifteenth anniversary of the Annual Meeting Date on the election form for that year.

(b)	Restricted Share Unit Separate Accounts. The Company shall maintain separate bookkeeping accounts to reflect each Eligible Director’s RSUs credited for each year and the time of payment selected by the Eligible Director for that separate account. As of the date the Company pays any dividend (whether in cash or in kind) on shares of Stock, each Eligible Director’s accounts shall be credited with that number of RSUs equal to the ratio of (1) the aggregate value of the dividend that would have been payable on the vested RSUs held by the account immediately prior to such payment date had the shares of Stock represented by such RSUs been outstanding as of such payment date to (2) the fair market value per share of Stock on such date (as described in Section 6).

(c)	Eligible Director Rights Not Secured. No separate fund or trust shall be created or moneys set aside on account of the separate accounts established under this Section. To the extent that any person acquires a right to receive deferred compensation from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. The right of an Eligible Director or beneficiary to the payment of benefits under the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution and shall be exercisable during the holder’s lifetime only by the holder or the holder’s guardian or legal representative.

(d)	Payment of Separate Account Balances. Subject to subsection (f), below, amounts credited to an Eligible Director’s separate accounts hereunder shall be distributed in whole shares of Stock (with fractional shares paid in cash). The payment of each separate account shall be made in a single lump sum at the time specified in the election form establishing the separate account.

(e)	Designation of Beneficiary. Each Eligible Director shall have the right to designate a beneficiary who is to succeed to his or her right to receive payment of any remaining balance of all of the Eligible Director’s separate accounts hereunder in the event of the death of the Eligible Director. A designated beneficiary shall receive payment in a single lump sum. Notwithstanding the time of payment elected by the Eligible Director with respect to any separate account, all payments of separate account balances to a beneficiary will be made on or about January 15th of the calendar year following the calendar year in which the date of death occurs, or if later, the sixth month anniversary of the date of death. In case of a failure of designation or the death of a designated beneficiary without a designated successor, the balance of the amounts contained in all of the Eligible Director’s separate accounts shall be paid in a single lump sum payment to

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the Eligible Director’s or former Eligible Director’s estate in full on or about the January 15th of the calendar year following the calendar year in which the date of death occurs, or if later, the sixth month anniversary of the date of death. No designation of beneficiary or changes in beneficiary shall be valid unless it is in writing signed by the Eligible Director and filed with the Vice President Human Resources.

(f)	Change in Control. Notwithstanding the other provisions of the Plan to the contrary, if a Change in Control occurs prior to the complete distribution of an Eligible Director’s separate accounts, then any portion of such accounts that has not already been distributed (including previously unvested amounts) shall be distributed in a single lump sum amount to the Eligible Director (or, as applicable, to his or her beneficiary) immediately following the Change in Control. Change in Control, for this purpose, means a change in the ownership or control of the Company effected through (1) the acquisition, other than from the Company, by any individual, entity or group of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Securities Exchange Act of 1934, as amended), including in connection with a merger, consolidation or reorganization, of more than thirty-five percent (35%) of the combined voting power of the Company’s securities outstanding immediately after the acquisition, or (2) individuals who, as of May 10, 2007, constitute the Board (the “Incumbent Board”) ceasing to constitute at least a majority of the Board during any 12-month period, provided that any individual becoming a director subsequent to such date, whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board.

11.	Merger, Consolidation or Liquidation

At least thirty days prior written notice of a merger, consolidation or liquidation of the Company shall be given by the Company to each option holder and each holder of restricted shares of Stock and RSUs issued under this Plan, in which case vesting shall accelerate and all outstanding options shall become fully exercisable and all unvested restricted shares and RSUs shall become fully vested. Upon the occurrence of a merger, consolidation or liquidation of the Company, all options then outstanding hereunder shall automatically terminate unless the surviving or acquiring corporation shall assume the outstanding options or substitute new options for them.

12.	Assignment and Transfer

Each option and all rights thereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the holder’s lifetime only by the holder or the holder’s guardian or legal representative. Each unvested share of Stock issued under this Plan shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and may not be sold, pledged, hypothecated, assigned or transferred until only after each such share of Stock has vested pursuant to the terms of this Plan.

13.	Limitation of Rights

(a)	No Right to Continue as a Director. Neither this Plan, nor the granting of an option, nor the issuance of any restricted shares or RSUs nor any other action taken pursuant to this Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the director has a right to continue as a director for any period of time, or at any particular rate of compensation.

(b)	No Stockholder’s Rights for Options or Unvested Restricted Shares or RSUs. An optionee shall have no rights as a stockholder with respect to the shares covered by options granted hereunder until the date of the issuance of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued. The holder of unvested restricted shares or unvested RSUs shall have no rights as a stockholder with respect to such unvested shares or RSUs granted hereunder until the date such shares or RSUs become vested in the holder, and no adjustment will be made for dividends or other rights for which the record date is prior to the date of the vesting of such restricted shares or RSUs.

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14.	Effective Date and Duration of Plan

This Plan first became effective immediately following the 2003 Annual Meeting of Stockholders and shall continue to be effective, as amended, for the duration of the Plan set forth below. The period during which grants of options, restricted shares of Stock, and RSUs shall be made under this Plan shall terminate on the fourth business day following the 2013 Annual Meeting of Stockholders (unless this Plan is extended or terminated at an earlier date) but such termination shall not affect the terms of any then outstanding options, restricted shares, or RSUs.

15.	Amendment, Suspension or Termination of the Plan

The Board of Directors may suspend or terminate this Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the stockholders, no revision or amendment shall change the selection or eligibility of directors to receive restricted shares of Stock under this Plan or RSUs, the number of shares of Stock subject to any grants of restricted shares or RSUs, or the Plan itself, the vesting period of any grant of restricted shares or RSUs, or materially increase the benefits accruing to participants under this Plan; and further provided that the Plan provisions relating to grants of restricted shares or RSUs shall not be amended more than once every six months, other than to comport with changes under the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder.

16.	Fractional Shares

No fractional shares of Stock shall be issued pursuant to prior grants of options or restricted shares of Stock hereunder, but in lieu thereof, the cash value of such fraction shall be paid.

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THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS:	Please Mark Here	☐
for Address Change or Comments SEE REVERSE SIDE

		FOR	WITHHOLD
1.	To Elect Directors	all nominees	AUTHORITY
		except as	to vote for
	Nominees:	marked to	all nominees
		the contrary	listed
01 Edmond E. Charrette, M.D.,
02  Thomas P. Cooper, M.D.,
03  Cynthia L. Feldmann,
04  Eric Green,
05  Isaac Kaufman,
06  Thomas F. Kirk,
07  Bennett Rosenthal,
08  Ivan R. Sabel, CPO, and
	09 H.E. Thranhardt, CPO.	☐	☐
INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME ON THE SPACE PROVIDED BELOW.

		FOR	AGAINST	ABSTAIN
2.	Proposal to amend the terms of the 2002 Stock Incentive Plan to provide for annual variable compensation payments.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Proposal to amend the terms of the 2003 Non-Employee Directors Stock Incentive Plan to provide for the deferral of income related to stock-based compensation for Company directors.	☐	☐	☐

4.	In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.

Signature	Signature	Date	, 2007
Sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, indicate title. If shares are held jointly, each holder should sign.

▲  FOLD AND DETACH HERE  ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/hgr		1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect®
at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

PROXY
HANGER ORTHOPEDIC GROUP, INC.
TWO BETHESDA METRO CENTER, SUITE 1200
BETHESDA, MARYLAND 20814

     This proxy is solicited by the Board of Directors for the ANNUAL MEETING OF STOCKHOLDERS of Hanger Orthopedic Group, Inc. (the “Company”), a Delaware corporation, on May 10, 2007, 10:00 a.m., local time.

     The undersigned appoints Ivan R. Sabel and Thomas F. Kirk, and each of them, a proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 10, 2007, or at any adjournment thereof, with all powers the undersigned would have if personally present.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲